Exhibit 4.1

CASH AMERICA INTERNATIONAL, INC.

as Issuer

AND

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee

Indenture

Dated as of May 19, 2009

5.25% Convertible Senior Notes due 2029

i

Schedule A Make-Whole Table

Exhibit A – Form of Security

Exhibit B – Form of Restrictive Legend for Common Stock Issued Upon Conversion

v

INDENTURE, dated as of May 19, 2009, between Cash America International, Inc., a corporation duly organized and existing under the laws of the State of Texas, as Issuer (the “Company”), having its principal office at 1600 West 7th Street, Fort Worth, TX 76102 and Wells Fargo Bank, National Association, a national banking association, as Trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company has duly authorized the creation of an issue of 5.25% Convertible Senior Notes due 2029 (each a “Security” and collectively, the “Securities”) of the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, all things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid and legally binding obligations of the Company, and to make this Indenture a valid and legally binding agreement of the Company, in accordance with the terms of the Securities and the Indenture, have been done;

NOW, THEREFORE, THIS INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Securities by the Holders thereof, it is mutually agreed, for the benefit of the Company and the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01. Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(i) the terms defined in this Article 1 have the meanings assigned to them in this Article and include the plural as well as the singular;

(ii) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(iii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

(iv) the words “herein,” “hereof’ and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Act,” when used with respect to any Holder, has the meaning specified in Section 1.04(a).

“Additional Interest” means Default Additional Interest and Late Filing Additional Interest.

“Additional Securities” has the meaning specified in Section 2.17.

“Additional Shares” has the meaning specified in Section 5.06.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members” has the meaning specified in Section 2.09(f).

“Bid Solicitation Agent” means the Company or an independent nationally recognized securities dealer selected by the Company to solicit market bid quotations for the Securities. The Bid Solicitation Agent shall initially be the Company.

“Board of Directors” means, with respect to any Person, either the board of directors of such Person or any duly authorized committee of that board.

“Business Day” means, with respect to any Security, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is closed.

“Capital Stock” means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and limited liability company interests and, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act.

“Common Stock” means the shares of common stock, par value $0.10 per share, of the Company as they exist on the date of this Indenture, subject to Section 5.07.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Continuing Director” means a director who either was a member of the Board of Directors of the Company on May 19, 2009, or who becomes a member of the Board of Directors subsequent to such date and whose election, appointment or nomination for election by the Company’s stockholders is duly approved by a majority of the Continuing Directors on the Board of Directors of the Company at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire Board of Directors of the Company in which such individual is named as nominee for director.

“Conversion Agent” has the meaning specified in Section 2.05.

“Conversion Date” has the meaning specified in Section 5.02(b).

“Conversion Notice” shall have the meaning specified in Section 5.02(b).

“Conversion Price” means, in respect of each Security, as of any date $1,000 divided by the Conversion Rate as of such date.

“Conversion Rate” means, initially 39.2157 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment as set forth herein.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be administered, which office is, at the date as of which this Indenture is dated, located at Wells Fargo Bank, National Association, Corporate Trust Services, 1445 Ross Avenue, 2nd Floor, Dallas, TX 75202.

“Corporation” means a corporation, association, company, joint-stock company or business trust.

“Custodian” means the Trustee, as custodian with respect to the Securities in global form, or any successor entity.

“Daily Conversion Value” has the meaning specified in Section 5.03(c)

“Daily Settlement Amount” has the meaning specified in Section 5.03(c).

“Daily Share Amount” has the meaning specified in Section 5.03(c).

“Daily VWAP” has the meaning specified in Section 5.03(c).

“Default” means any event that is or with the passage of time or the giving of notice or both would become an Event of Default.

“Default Additional Interest” has the meaning specified in Section 8.17.

“Depositary” means The Depository Trust Company until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean such successor Depositary.

“Effective Date” has the meaning specified in Section 5.06(b).

“Event of Default” has the meaning specified in Section 8.01.

“Ex-Dividend Date” has the meaning specified in Section 5.04(f).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fair Market Value” means the amount which a willing buyer would pay a willing seller in an arm’s length transaction.

“Fundamental Change” means the occurrence of any of the following events at any time after the Securities are originally issued:

(1) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than the Company, its Subsidiaries or its or their employee benefit plans, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s common equity representing more than 50% of the voting power of the Company’s common equity;

(2) consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets or (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Subsidiaries; provided, however, that any such share exchange, consolidation or merger will not be a Fundamental Change if holders of the Company’s common equity immediately prior to such transaction collectively own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction;

(3) Continuing Directors cease to constitute at least a majority of the Company’s Board of Directors; or

(4) the Common Stock (or other common stock or depositary shares or receipts in respect thereof into which the Securities are then convertible) ceases to be listed or quoted on the NYSE, the NASDAQ Global Select Market or the NASDAQ Global Market (or their respective successors).

Notwithstanding the foregoing, any transaction(s) or event(s) described in clause (2) above will not constitute a Fundamental Change if 90% or more of the consideration received or to be received by the Company’s common shareholders, excluding cash payments for fractional shares, in connection with the transaction(s) or event(s) consists of Publicly Traded Securities and, as a result of such transaction(s) or event(s), the Securities become convertible into such consideration, as described in Section 5.07 herein.

“Fundamental Change Notice” has the meaning specified in Section 4.01(b).

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, in each case, as in effect in the United States from time to time.

“Global Security” means a Security in global form registered in the Security Register in the name of a Depositary or a nominee thereof.

“Holder” or “Securityholder” means a Person in whose name a Security is registered in the Security Register.

“Indebtedness” means:

(i) all of the Company’s indebtedness, obligations and other liabilities, contingent or otherwise, (A) for borrowed money, including overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements and any loans or advances from banks, whether or not evidenced by notes or similar instruments, or (B) evidenced by credit or loan agreements, bonds, debentures, notes or similar instruments, whether or not the recourse of the lender is to the whole of the assets of the Company or to only a portion thereof, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services;

(ii) all of the Company’s reimbursement obligations and other liabilities, contingent or otherwise, with respect to letters of credit, bank guarantees or bankers’ acceptances;

(iii) all of the Company’s obligations and liabilities, contingent or otherwise, in respect of leases required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on the Company’s balance sheet;

(iv) all of the Company’s obligations and other liabilities, contingent or otherwise, under any lease or related document, including a purchase agreement, conditional sale or other title retention agreement, in connection with the lease of real property or improvements thereon (or any personal property included as part of any such lease) which provides that the Company is contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed upon residual value of the leased property, including the Company’s obligations under such lease or related document to purchase or cause a third party to purchase such leased property or pay an agreed upon residual value of the leased property to the lessor;

(v) all of the Company’s obligations, contingent or otherwise, with respect to an interest rate or other swap, cap, floor or collar agreement or hedge agreement, forward contract or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement;

(vi) all of the Company’s direct or indirect guaranties or similar agreements by us in respect of, and all of the Company’s obligations or liabilities to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another person of the kinds described in clauses (i) through (v) above; and

(vii) any and all deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kinds described in clauses (i) through (vi) above.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Initial Dividend Threshold” has the meaning specified in Section 5.04(d)(i).

“Initial Purchasers” means Jefferies & Company, Inc. and JMP Securities LLC.

“interest” means, when used with reference to the Securities, any interest payable under the terms of the Securities, including Additional Interest, if any.

“Interest Payment Date” means each May 15 and November 15 of each year.

“Issue Date” means, for each Security, the date the Securities are originally issued as set forth on the face of such Security under this Indenture.

“Last Reported Sale Price” means, on any date, the closing sale price per share of the Common Stock (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall mean the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by Pink Sheets LLC or a similar organization. If the Common Stock is not so quoted, “Last Reported Sale Price” shall mean the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for such purpose.

“Late Filing Additional Interest” has the meaning specified in Section 3.08(a).

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change as described in the definition thereof (determined after giving effect to any exceptions or exclusions to such definition, but without regard to the proviso in clause (2) of such definition). For the avoidance of doubt, any transaction(s) or event(s) described in clause (2) of the definition of Fundamental Change will not constitute a Make-Whole Fundamental

Change if 90% or more of the consideration received or to be received by the Company’s common shareholders, excluding cash payments for fractional shares, in connection with the transaction(s) or event(s) consists of Publicly Traded Securities and as a result of such transaction(s) or event(s) the Securities become convertible into such consideration, as described in Section 5.07 herein.

“Market Disruption Event” means (i) a failure by the primary United States national or regional securities exchange or market on which the Common Stock is listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Trading Day for Common Stock for an aggregate one-half hour period, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.

“Maturity,” when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at Stated Maturity, by declaration of acceleration or otherwise.

“Measurement Period” has the meaning specified in Section 5.01(a).

“Net-Share Settlement” has the meaning specified in Section 5.03(a).

“NYSE” means the New York Stock Exchange.

“Notice of Default” has the meaning specified in Section 8.01(g).

“Observation Period” has the meaning specified in Section 5.03(c).

“Officers’ Certificate” means a certificate signed by the Chief Executive Officer, the President or the Chief Financial Officer, and by the Treasurer or the Secretary, of the Company, and delivered to the Trustee. One of the officers signing an Officers’ Certificate given pursuant to Section 3.09 shall be the principal executive, financial or accounting officer of the Company.

“Opinion of Counsel” means a written opinion of counsel, who may be external or in-house counsel for the Company.

“Outstanding,” when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i) Securities theretofore cancelled by the Trustee or accepted by the Trustee for cancellation;

(ii) Securities, or portions thereof, for whose payment or purchase money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that if such Securities are to be purchased prior to the maturity thereof, notice of such purchase shall have been given to the Holders as herein provided, or provision satisfactory to a Responsible Officer of the Trustee shall have been made for giving such notice;

(iii) Securities that have been paid or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture; and

(iv) Securities converted pursuant to Article 5;

provided, however, that, in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

“Paying Agent” means any Person (including the Company) authorized by the Company to pay the principal amount of, interest on or Redemption Price or Purchase Price of, any Securities on behalf of the Company. The Trustee shall be the initial Paying Agent.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Physical Securities” means permanent certificated Securities in registered form issued in denominations of $1,000 principal amount and multiples thereof.

“Physical Settlement” has the meaning specified in Section 5.03(a).

“Physical Settlement Waiver” has the meaning specified in Section 5.03(a).

“protected purchaser” has the meaning specified in Section 2.12.

“Publicly Traded Securities” means, in respect of a transaction described in clause (2) of the definition of Fundamental Change, shares of common stock traded on the NYSE, the NASDAQ Global Select Market or the NASDAQ Global Market (or their respective successors) or which will be so traded when issued or exchanged as a result of such Fundamental Change.

“Purchase Agreement” means the Purchase Agreement, dated May 13, 2009, entered into by the Company and the Initial Purchasers in connection with the sale of the Securities.

“Purchase Date” has the meaning specified in Section 7.01(a).

“Purchase Notice” has the meaning specified in Section 7.01(a).

“Purchase Price” has the meaning specified in Section 7.01(a).

“record date” has the meaning specified in Section 5.04(g).

“Record Date” means, with respect to the payment of interest the May 1 (whether or not a Business Day) immediately preceding an Interest Payment Date on May 15 and November 1 (whether or not a Business Day) immediately preceding an Interest Payment Date on November 15.

“Redemption Date” means, with respect to any Security to be redeemed, the date fixed for redemption of such Security by the Company. If such date is not a Business Day, then the Redemption Date shall be the Business Day immediately following such date.

“Redemption Notice” has the meaning specified in Section 6.03.

“Redemption Price” has the meaning specified in Section 6.01.

“Reference Property” has the meaning specified in Section 5.07.

“Responsible Officer” means any officer or authorized representative of the Trustee within the Corporate Trust Office of the Trustee with direct responsibility for the administration of this Indenture and also, with respect to a particular matter, any other officer of the Trustee to whom such matter is referred because of such officer’s knowledge and familiarity with the particular subject.

“Restricted Security” or “Restricted Securities” has the meaning specified in Section 2.10.

“Restricted Security Legend” has the meaning specified in Section 2.10.

“Rule 144” means Rule 144 under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the primary United States national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” shall mean a Business Day.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Security” or “Securities” has the meaning specified in the first paragraph of the Recitals of the Company.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 2.05.

“Settlement Method” means each of a Physical Settlement or a Net-Share Settlement.

“Spin-Off” has the meaning specified in Section 5.04(c).

“Stated Maturity,” when used with respect to any Security, means, with respect to any Security and the payment of the principal amount thereof, May 15, 2029.

“Stock Price” has the meaning specified in Section 5.06(b).

“Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Successor Company” has the meaning specified in Section 9.01(a).

“Trading Day” means, except as provided in Section 5.03(f) hereof, a day on which (i) trading in securities generally occurs on NYSE or, if the Common Stock is not then listed on NYSE, on the principal other United States national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a United States national or regional securities exchange, in the principal other market on which the Common Stock is then traded and (ii) a Last Reported Sale Price for the Common Stock is available on such securities exchange or market. If the Common Stock (or other security for which a closing sale price must be determined) is not so listed or traded, “Trading Day” means a Business Day.

“Trading Price” of the Securities on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of the Securities obtained by the Bid Solicitation Agent for $1,000,000 principal amount of the Securities at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Company selects; provided that, if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $1,000,000 principal amount of the Securities from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Securities will be deemed to be less than 97% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate.

“Trigger Event” has the meaning specified in Section 5.04(b).

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as in effect on the date as of which this Indenture was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“U.S.” or “United States” means the United States of America.

“Uniform Commercial Code” means the New York Uniform Commercial Code, as amended from time to time.

“Valuation Period” has the meaning specified in Section 5.04(c).

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person, all the Capital Stock of which (other than directors’ qualifying shares) is owned by such Person or another Wholly Owned Subsidiary of such Person.

Section 1.02. Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee: (1) an Officer’s Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with; provided, however, that the Company shall not be required to deliver an Opinion of Counsel in connection with Section 2.01 hereof.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of each such individual, such individual has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.03. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.04. Acts of Holders; Record Dates.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as an “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 10.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.04.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee reasonably deems sufficient.

(c) The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 11.01) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

(d) The ownership of Securities shall be proved by the Security Register.

(e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

Section 1.05. Notices, Etc., to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(i) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its applicable Corporate Trust Office; or

(ii) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company, Attention: General Counsel.

Section 1.06. Notice to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at such Holder’s address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Notices will be deemed to have been given on the date of mailing. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Whenever under this Indenture the Trustee is required to provide any notice by mail, in all cases the Trustee may alternatively provide notice by overnight courier or by telefacsimile, with confirmation of transmission.

Section 1.07. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof, and all Article and Section references are to Articles and Sections, respectively, of this Indenture unless otherwise expressly stated.

Section 1.08. Severability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.09. Benefits of Indenture. Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their respective successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.10. Governing Law. This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

Section 1.11. No Recourse Against Others. No director, officer, employee, stockholder or Affiliate of the Company from time to time shall have any liability for any obligations of the Company under the Securities or this Indenture. Each Holder by accepting a Security waives and releases such liability.

ARTICLE 2

THE SECURITIES

Section 2.01. Designation, Amount and Issuance of Securities. The Securities shall be designated as “5.25% Convertible Senior Notes due 2029.”

The Securities will initially be issued in the aggregate principal amount of $115 million. The Company may issue Additional Securities in accordance with Section 2.17. Upon the execution of this Indenture, or from time to time thereafter, Securities may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver Securities upon a written order of the Company, such order signed by an Officer of the Company, without any further action by the Company hereunder.

Section 2.02. Form of the Securities. The Securities and the Trustee’s certificate of authentication to be borne by such Securities shall be substantially in the form set forth in Exhibit A hereto. The terms and provisions contained in the form of Securities attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any of the Securities may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required by the custodian for the Global Securities, the Depositary or by the Financial Industry Regulatory Authority, Inc. or as may be required for the Securities to be tradable on any other market developed for trading of securities pursuant to Rule 144A or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Securities may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Securities are subject.

So long as the Securities are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, subject to Section 2.09, all of the Securities will be represented by one or more Securities in global form registered in the name of the Depositary or the nominee of the Depositary (“Global Securities”). The transfer and exchange of beneficial interests in any such Global Securities shall be effected through the Depositary in accordance with this Indenture and the applicable procedures of the Depositary. Except as provided in Section 2.09, beneficial owners of a Global Security shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered Holders of such Global Security.

Any Global Securities shall represent such of the outstanding Securities as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be increased or reduced to reflect issuances, redemptions, repurchases, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee or the custodian for the Global Security, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Securities in accordance with this Indenture. Payment of principal of, and interest on, any Global Securities shall be made to the Depositary in immediately available funds.

Section 2.03. Date and Denomination of Securities; Payment at Maturity; Payment of Interest. The Securities shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Each Security shall be dated the date of its authentication and shall bear interest as set forth on the form of Securities attached as Exhibit A hereto. Interest on the Securities shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

On the Stated Maturity Date, each Holder shall be entitled to receive on such date the principal amount of the Securities held and accrued and unpaid interest to, but not including, the Stated Maturity Date. With respect to Global Securities, principal and interest will be paid to the Depositary in immediately available funds. With respect to any Physical Securities, principal and interest will be payable at the Company’s office or agency maintained for that purpose, which initially will be the Trustee’s office at Corporate Trust Services, 1445 Ross Avenue, 2nd Floor, Dallas, TX 75202.

The Person in whose name any Security is registered on the Register at 5:00 p.m., New York City time, on any Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date.

Notwithstanding the foregoing, if any Securities or portion thereof are converted after 5:00 p.m., New York City time, on the Record Date for any Interest Payment Date, Securityholders at 5:00 p.m., New York City time, on such Record Date will receive the interest payable on such Securities on the corresponding Interest Payment Date notwithstanding the conversion. Securities, upon surrender for conversion during the period from 5:00 p.m., New York City time, on the Record Date for any Interest Payment Date, to 9:00 a.m., New York City time, on the immediately following Interest Payment Date, must be accompanied by funds in an amount equal to the interest otherwise payable on such Interest Payment Date on the principal amount being converted; provided that no such payment need be made: (i) if the Company has specified a Redemption Date that is after a Record Date and on or prior to the corresponding Interest Payment Date; (ii) for conversions following the Record Date immediately preceding May 15, 2029 or (iii) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Security.

Except as provided above, the Company shall pay interest (i) on any Global Securities by wire transfer of immediately available funds to the account of the Depositary or its nominee, (ii) on any Securities in certificated form having a principal amount of $5,000,000 or less, by check mailed to the address of the Person entitled thereto as it appears in the Security Register, and (iii) on any Securities in certificated form having a principal amount of more than $5,000,000, by check mailed to the address of the Person entitled thereto as it appears in the Security Register or by wire transfer in immediately available funds at the election of the Holder of such Securities who has duly delivered notice of such election and applicable wire instructions to the Trustee no later than the relevant Record Date. If a payment date is not a Business Day, payment shall be made on the next succeeding Business Day, and no additional interest shall accrue thereon.

Section 2.04. Execution and Authentication. One or more Officers shall sign the Securities for the Company by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Security Registrar, Paying Agent or agent for service of notices and demands.

Section 2.05. Security Registrar, Paying Agent and Conversion Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Security Registrar”), an office or agency where Securities may be presented for payment (the “Paying Agent”) and an office or agency where Securities may be presented for conversion (the “Conversion Agent”). The Corporate Trust Office shall be considered as one such office or agency of the Company for each of the aforesaid purposes. The Security Registrar shall keep a register of the Securities (the

“Security Register”) and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent, and the term “Security Registrar” includes any co-registrars. The Company initially appoints the Trustee as (i) Security Registrar and Paying Agent in connection with the Securities, (ii) the custodian with respect to the Global Securities and (iii) Conversion Agent.

The Company shall enter into an appropriate agency agreement with any Security Registrar, Paying Agent or Conversion Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Security Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 10.07. The Company may act as Paying Agent, Conversion Agent or Security Registrar.

The Company may remove any Security Registrar, Paying Agent or Conversion Agent upon written notice to such Security Registrar, Paying Agent or Conversion Agent and to the Trustee; provided that no such removal shall become effective until (1) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Security Registrar, Paying Agent or Conversion Agent, as the case may be, and delivered to the Trustee or (2) notification to the Trustee that the Trustee shall serve as Security Registrar, Paying Agent or Conversion Agent until the appointment of a successor in accordance with clause (1) above. The Security Registrar, Paying Agent or Conversion Agent may resign at any time upon written notice; provided that the Trustee may resign as Paying Agent, Conversion Agent or Security Registrar only if the Trustee also resigns as Trustee in accordance with Section 10.11.

Section 2.06. Paying Agent to Hold Money in Trust. On or prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent (or if the Company or a Wholly Owned Subsidiary of the Company is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Wholly Owned Subsidiary of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section 2.06, the Paying Agent shall have no further liability for the money delivered to the Trustee.

Section 2.07. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Security Registrar, the Company shall furnish, or cause the Security Registrar to furnish, to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

Section 2.08. Exchange And Registration of Transfer of Securities. The Company shall cause to be kept at the Corporate Trust Office the Security Register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Security Register shall be in written form or in any form capable of being converted into written form within a reasonably prompt period of time.

Upon surrender for registration of transfer of any Securities to the Security Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.08 and in Section 2.10, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Securities may be exchanged for other Securities of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture, upon surrender of the Securities to be exchanged at any such office or agency maintained by the Company pursuant to Section 3.02. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive bearing registration numbers not contemporaneously outstanding.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

All Securities presented or surrendered for registration of transfer or for exchange, redemption, repurchase or conversion shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made to any Holder for any registration of, transfer or exchange of Securities, but the Company may require payment by the Holder of a sum sufficient to cover any transfer tax or other governmental charge that required by law or permitted by this Indenture.

Neither the Company nor the Trustee nor any Security Registrar shall be required to exchange, issue or register a transfer of (a) any Securities or portions thereof surrendered for conversion pursuant to Article 5 or (b) any Securities or portions thereof tendered for repurchase (and not withdrawn) pursuant to Section 7.01.

Section 2.09. Global Securities. The following provisions shall apply to Global Securities:

(a) Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to the Depositary or a nominee thereof or custodian for the Global Securities therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

(b) Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary or a nominee thereof unless the Depositary (x) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (y) has ceased to be a clearing agency registered under the Exchange Act, and a successor depositary has not been appointed by the Company within 90 calendar days. Any Global Securities exchanged pursuant to this Section 2.09(b) shall be so exchanged in whole and not in part.

(c) In addition, Physical Securities will be issued in exchange for beneficial interests in a Global Security upon request by or on behalf of the Depositary in accordance with customary procedures following the request of a beneficial owner seeking to enforce its rights under the Securities or this Indenture upon the occurrence and during the continuance of an Event of Default.

(d) Securities issued in exchange for a Global Security or any portion thereof pursuant to Section 2.09(b) or Section 2.09(c) shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Securities or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any legends required hereunder. Any Global Securities to be exchanged shall be surrendered by the Depositary to the Trustee, as Security Registrar, provided that pending completion of the exchange of a Global Security, the Trustee acting as custodian for the Global Securities for the Depositary or its nominee with respect to such Global Securities, shall reduce the principal amount thereof, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and make available for delivery the Securities issuable on such exchange to or upon the written order of the Depositary or an authorized representative thereof.

(e) In the event of the occurrence of any of the events specified in Section 2.09(b) above or upon any request described in Section 2.09(c), the Company will promptly make available to the Trustee a sufficient supply of Physical Securities in definitive, fully registered form, without interest coupons.

(f) Neither any members of, or participants in, the Depositary (“Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Securities registered in the name of the Depositary or any nominee thereof, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Securities for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Securities.

(g) At such time as all interests in a Global Security have been repurchased, converted, cancelled or exchanged for Securities in certificated form, such Global Security shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the custodian for the Global Security. At any time prior to such cancellation, if any interest in a Global Security is redeemed, repurchased, converted, cancelled or exchanged for Securities in certificated form, the principal amount of such Global Security shall, in accordance with the standing procedures and instructions existing between the Depositary and the custodian for the Global Security, be appropriately reduced, and an endorsement shall be made on such Global Security, by the Trustee or the custodian for the Global Security, at the direction of the Trustee, to reflect such reduction.

Section 2.10. Transfer Restrictions. Until the 365th day after the last date of original issuance of the Securities, (1) any certificate evidencing a Security shall bear a legend in substantially the form identified as the “Restricted Security Legend” (the “Restricted Security Legend”) in the form of Security set forth in Exhibit A and (2) any certificate representing Common Stock issued upon conversion of the Securities shall bear a legend in substantially the form of Exhibit B, unless such Security (or such Common Stock) has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or sold pursuant to Rule 144 or any similar provision then in force, or unless otherwise agreed by the Company in writing, with written notice thereof to the Trustee.

Every Security (and all securities issued in exchange therefor or in substitution thereof) that bears or is required under this Section 2.10 to bear the legend required by this Section 2.10 (together with any Common Stock issued upon conversion of the Securities and required to bear the legend set forth in Exhibit B, collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.10 and such legends, unless such restrictions on transfer shall be waived by written consent of the Company following receipt of legal advice supporting the permissibility of the waiver of such transfer restrictions, and the Holder of any Restricted Securities, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.10, the term “transfer” means any sale, pledge, loan, transfer or other disposition whatsoever of any Restricted Security or any interest therein.

In connection with any transfer of the Securities that are Restricted Securities prior to the date 365 days after the last date of original issuance of the Securities (other than a transfer pursuant to a registration statement which has been declared effective under the Securities Act), the Holder must complete and deliver the form of assignment set forth on the certificate representing the Securities with the appropriate box checked to the Trustee (or any successor Trustee, as applicable). If the proposed transfer is pursuant to clause (2)(D) of the Restricted Security Legend, the Holder must, prior to such transfer, furnish to the Trustee (or any successor Trustee, as applicable), such certifications, legal opinions or other information as the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. The Restricted Security Legend will be removed upon the earlier of (1) the 365th day after the last date of original issuance of the Securities, (2) the transfer of the Security evidenced thereby pursuant to clause (2)(B) of the Restricted Security Legend or (3) on any transfer of the Security under Rule 144.

Any Securities that are Restricted Securities and as to which such restrictions on transfer shall have expired in accordance with their terms or as to conditions for removal of the Restricted Security Legend set forth therein have been satisfied may, upon surrender of such Securities for exchange to the Security Registrar in accordance with the provisions of this Section 2.10, be exchanged for a new Security or Securities, of like tenor and aggregate principal amount, which shall not bear the Restricted Security Legend required by this Section 2.10. If such Restricted Security surrendered for exchange is represented by a Global Security bearing the Restricted Security Legend, the principal amount of the legended Global Securities shall be reduced by the appropriate principal amount and the principal amount of a Global Security without the Restricted Security Legend shall be increased by an equal principal amount. If a Global Security without the Restricted Security Legend is not then outstanding, the Company shall execute and the Trustee shall authenticate and deliver an unlegended Global Security to the Depositary.

Section 2.11. Responsibilities and Obligations of the Trustee. The Trustee shall have no responsibility or obligation to any Agent Members or any other Person with respect to the accuracy of the books or records, or the acts or omissions, of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any Agent Member or other Person (other than the Depositary) of any notice or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders of Securities and all payments to be made to Holders of Securities under the Securities shall be given or made only to or upon the order of the registered Holders of Securities (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Securities shall be exercised only through the Depositary subject to the customary procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its Agent Members.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Securities (including any transfers between or among Agent Members) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.12. Replacement Securities. If a mutilated Security is surrendered to the Security Registrar or if the Securityholder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Securityholder (i) notifies the Company or the Trustee within a reasonable time after he has notice of such loss, destruction or wrongful taking and the Security Registrar does not register a transfer prior to receiving such notification, (ii) makes such request to the Company or the Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (iii) satisfies any other reasonable requirements of the Trustee and the Company. If required by the Trustee or the Company, such Securityholder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Company, the Trustee, the Paying Agent, the Conversion Agent and the Security Registrar from any loss that any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Securityholder for their expenses in replacing a Security. In case any Security which has matured or is about to mature or has been called for redemption on a Redemption Date or has been properly tendered for repurchase on a Purchase Date (and not withdrawn) or is to be converted into Common Stock or a combination of cash and shares of Common Stock, shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Security, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Securities), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or in connection with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent evidence to their satisfaction of the destruction, loss or theft of such Securities and of the ownership thereof.

Every replacement Security is an additional obligation of the Company.

The provisions of this Section 2.12 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.

Section 2.13. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.13 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

If a Security is replaced pursuant to Section 2.12, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected purchaser.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a Redemption Date, Purchase Date or Stated Maturity Date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed, repurchased or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

Section 2.14. Temporary Securities. Pending the preparation of Securities in certificated form, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon the written request of the Company, authenticate and deliver temporary Securities (printed or lithographed). Temporary Securities shall be issuable in any authorized denomination, and substantially in the form of the Securities in certificated form, but with such omissions, insertions and variations as may be appropriate for temporary Security, all as may be determined by the Company. Every such temporary Securities shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Securities in certificated form. Without unreasonable delay, the Company will execute and deliver to the Trustee or such authenticating agent Securities in certificated form and thereupon any or all temporary Securities may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 3.02 and the Trustee or such authenticating agent shall authenticate and make available for delivery in exchange for such temporary Securities an equal aggregate principal amount of Securities in certificated form. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Securities in certificated form authenticated and delivered hereunder.

Section 2.15. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Security Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of cancelled Securities according to standard practices or otherwise deliver canceled Securities to the Company pursuant to written direction by an Officer. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Securities in place of canceled Securities other than pursuant to the terms of this Indenture.

Section 2.16. CUSIP and ISIN Numbers. The Company in issuing the Securities may use “CUSIP” and “ISIN” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” and “ISIN” numbers in notices of redemption as a convenience to Securityholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

Section 2.17. Additional Securities. The Company may, from time to time without the consent of the Holders of outstanding Securities, issue additional Securities pursuant to this Indenture (“Additional Securities”) with the same terms and, if permissible as a “qualified reopening” for U.S. federal income tax purposes and if the resale of such Securities by non-affiliates of the Company would not require registration under the United States securities laws, with the same CUSIP number as the Securities issued pursuant to the Purchase Agreement in an unlimited aggregate principal amount. The Securities originally issued pursuant to the Purchase Agreement and any Additional Securities shall be treated as a single class for all purposes under this Indenture, including waivers, amendments, offers to purchase and United States federal tax purposes. No Additional Securities may be issued if on the Issue Date therefor any Event of Default has occurred and is continuing.

ARTICLE 3

PARTICULAR COVENANTS OF THE COMPANY

Section 3.01. Payment of Principal and Interest. The Company covenants and agrees that it shall duly and punctually pay or cause to be paid the principal (including the Redemption Price or Purchase Price) of, and interest on, each of the Securities at the places, at the respective times and in the manner provided herein and in the Securities.

Section 3.02. Maintenance of Office or Agency. The Company shall maintain an office or agency in the Borough of Manhattan, the City of New York, where the Securities may be surrendered for registration of transfer or exchange or for presentation for payment, redemption or repurchase or for conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate co-registrars and one or more offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.

The Company will give prompt written notice of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby initially designates the Trustee as paying agent, Security Registrar, Custodian and conversion agent at the Corporate Trust Office.

So long as the Trustee is the Security Registrar, the Trustee agrees to mail, or cause to be mailed, the notices set forth in Section 10.11(a) and the third paragraph of Section 10.12. If co-registrars have been appointed in accordance with this Section 3.02, the Trustee shall mail such notices only to the Company and the Holders of Securities it can identify from its records.

Section 3.03. Provisions as to Paying Agent.

(a) If the Company shall appoint a Paying Agent other than the Trustee, or if the Trustee shall appoint such a Paying Agent, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 3.03:

(i) that it will hold all sums held by it as such agent for the payment of the principal of or interest, on the Securities (whether such sums have been paid to it by the Company or by any other obligor on the Securities) in trust for the benefit of the Holders of the Securities;

(ii) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Securities) to make any payment of the principal of or interest on the Securities when the same shall be due and payable; and

(iii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal of or interest on the Securities, deposit with the paying agent a sum (in funds which are immediately available on the due date for such payment) sufficient to pay such principal or interest, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided, however, that if such deposit is made on the due date, such deposit shall be received by the paying agent by 11:00 a.m. New York City time, on such date.

(b) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of or interest on the Securities, set aside, segregate and hold in trust for the benefit of the Holders of the Securities a sum sufficient to pay such principal or interest so becoming due and will promptly notify the Trustee of any failure to take such action and of any failure by the Company (or any other obligor under the Securities) to make any payment of the principal of or interest on the Securities when the same shall become due and payable.

(c) Anything in this Section 3.03 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any paying agent hereunder as required by this Section 3.03, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any paying agent to the Trustee, the Company or such paying agent shall be released from all further liability with respect to such sums.

(d) Anything in this Section 3.03 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 3.03 is subject to Section 12.03 and Section 12.04.

The Trustee shall not be responsible for the actions of any other paying agents (including the Company if acting as its own paying agent) and shall have no control of or liability for any funds held by such other paying agents.

Section 3.04. Rule 144A Information Requirement. Until the 365th day after the last date of original issuance of the Securities, the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to any Holder or beneficial holder of Securities or any Common Stock issued upon conversion thereof which continue to be Restricted Securities in connection with any sale thereof and any prospective purchaser of Securities or such Common Stock designated by such Holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act upon the request of any Holder or beneficial holder of the Securities or such Common Stock, all to the extent required from time to time to enable such Holder or beneficial holder to sell its Securities or Common Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such rule may be amended from time to time.

Section 3.05. Resale of Certain Securities. The Company shall not, and shall not permit any of its “affiliates” (as defined under Rule 144 or any successor provision thereto) to, resell any Securities that have been reacquired by any of them. The Trustee shall have no responsibility in respect of the Company’s performance of its agreement in the preceding sentence.

Section 3.06. Commission Filings. The Company will deliver to the Trustee within 15 days after it is required to file the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file, and only to the extent it is required to file, with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. To the extent any such information, documents and reports are filed by the Company electronically on the Commission’s Electronic Data Gathering and Retrieval System (or any successor system), notice thereof shall be delivered promptly to the Trustee, upon which such information, documents and reports shall be deemed delivered to the Trustee.

Section 3.07. Book-Entry System. If the Securities cease to trade in the Depositary’s book-entry settlement system, the Company covenants and agrees that it shall use reasonable efforts to make such other book entry arrangements that it determines are reasonable for the Securities.

Section 3.08. Late Filing Additional Interest.

(a) If, at any time during the six-month period beginning on, and including, the date that is six months after the last date of original issuance of the Securities, the Company fails to timely file any document or report that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (giving effect to any grace period thereunder), as applicable (other than reports on Form 8-K), or the Securities are not otherwise freely tradable by Holders other than the Company’s affiliates (as a result of restrictions pursuant to U.S. securities law or the terms of this Indenture or the Securities), the Company shall pay additional interest (the “Late Filing Additional Interest”) in accordance with this Section 3.08.

(b) Late Filing Additional Interest shall accrue on all Securities then Outstanding at an annual rate of 0.25% per annum of the principal amount of such Restricted Securities for each day during such period for which the Company’s failure to file continues or the failure of the Securities to be freely tradable by Holders other than the Company’s affiliates has occurred and is continuing, which rate will be increased by an additional 0.25% per annum following the 90th day on which such Late Filing Additional Interest has first accrued, provided that the rate at which such Late Filing Additional Interest accrues may in no event exceed 0.50% per annum; provided further that the Company shall have 14 days, in the aggregate, to cure any such late filings before any Late Filing Additional Interest shall begin to accrue under this Section 3.08.

(c) Late Filing Additional Interest shall be payable in arrears on each Interest Payment Date following the late filing in the same manner as regular interest on the Securities.

(d) Further, if, and for so long as, the Restrictive Security Legend on the Securities has not been removed or the Securities are not otherwise freely tradable by Holders other than the Company’s affiliates (without restrictions pursuant to U.S. securities law or the terms of this Indenture or the Securities) as of the 365th day after the last date of original issuance of the Securities, the Company shall pay Late Filing Additional Interest on all Securities the Outstanding at a rate equal to 0.25% per annum of the principal amount of Securities Outstanding until the Restrictive Security Legend has been removed and the Securities are freely tradable as described above, which rate will be increased by an additional 0.25% per annum following the 90th day on which such Late Filing Additional Interest has first accrued, provided that the rate at which such Late Filing Additional Interest accrues may in no event exceed 0.50% per annum.

Section 3.09. Compliance Certificate. The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officers’ Certificate, stating whether or not to the knowledge of the signer thereof the Company is in default in the performance and observance of any of the terms, provisions, covenants and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) or has been in default during the previous year and, if the Company shall be in default, or shall have been in default during the previous year, specifying all such defaults and the nature and the status thereof of which the signer may have knowledge.

The Company shall deliver to the Trustee, as soon as possible and in any event within 30 days after the Company becomes aware of the occurrence of any Default or Event of Default, an Officers’ Certificate setting forth the details of such Event of Default or Default, its status and the action which the Company proposes to take with respect thereto.

Any notice required to be given under this Section 3.09 shall be delivered to a Responsible Officer of the Trustee at its Corporate Trust Office.

ARTICLE 4

FUNDAMENTAL CHANGES

Section 4.01. Effect of a Fundamental Change.

(a) Generally. If a Fundamental Change occurs or is anticipated to occur, Holders shall have the right to convert their Securities as provided in Article 5. If such Fundamental Change also constitutes a Make-Whole

Fundamental Change, the Company shall, under the circumstances described in Section 5.06, increase the Conversion Rate. In addition, the 30th day following the occurrence of a Fundamental Change shall constitute an Event of Default, after which Holders may declare the Securities due and payable pursuant to Article 8. Once the Securities have been declared due and payable, Holders may no longer convert their Securities.

(b) Notices in Connection with Fundamental Changes. The Company shall notify Holders and the Trustee, in the manner provided in Section 1.06, as promptly as practicable following the date the Company publicly announces a Fundamental Change, but in no event fewer than 30 Scheduled Trading Days prior to the anticipated effective date of such Fundamental Change. In addition, on or before the fifth Trading Day after the effective date of a Fundamental Change, the Company shall provide to all Holders of the Securities and the Trustee and Paying Agent a notice of the occurrence of the Fundamental Change (a “Fundamental Change Notice”). Such Fundamental Change Notice shall state, among other things:

(i) the events causing the Fundamental Change;

(ii) the date of the Fundamental Change;

(iii) the last date on which a Holder may exercise the conversion right;

(iv) the name and address of the Paying Agent and the Conversion Agent;

(v) the Conversion Rate and any adjustments to the Conversion Rate; and

(vi) the procedures that Holders must follow to convert their Securities pursuant to Article 5 or accelerate their Securities pursuant to Article 8.

Simultaneously with providing such Fundamental Change Notice, the Company shall publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on the Company’s website or through such other public medium as the Company may use at that time.

ARTICLE 5

CONVERSION

Section 5.01. Right to Convert.

(a) Subject to and upon compliance with the provisions of this Indenture, each Holder shall have the right, at such Holder’s option, to convert the principal amount of any such Securities, or any portion of such principal amount which is $1,000 or an integral multiple of $1,000 thereof at the Conversion Rate then in effect, (x) on or after April 15, 2029 through the close of business on the second Business Day immediately preceding the Stated Maturity and (y) prior to April 15, 2029, but only upon the satisfaction of one or more of the conditions set forth in clauses (i) through (v) below and only during the periods set forth below:

(i) Prior to the close of business on the Business Day immediately preceding April 15, 2029, a Holder may surrender all or a portion of its Securities for conversion during any fiscal quarter (and only during such fiscal quarter) commencing after June 30, 2009, if the Last Reported Sale Price for the Common Stock for at least 20 Trading Days during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding fiscal quarter is greater than or equal to 130% of the Conversion Price in effect on each such Trading Day.

(ii) Prior to the close of business on the Business Day immediately preceding April 15, 2029, a Holder may surrender its Securities for conversion during the five Business-Day period after any ten consecutive Trading-Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Securities, as determined following a request by a Holder in accordance with the procedures set forth in this Section 5.01(a)(ii), for each day of such Measurement Period was less than 97% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate. The Bid Solicitation Agent shall have no obligation to determine the Trading Price of the Securities in accordance with this Section 5.01(a)(ii) unless requested by the Company, and the Company shall have no obligation to make such request unless a Holder provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Securities would be less than 97% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate. Promptly after receiving such evidence, the Company shall instruct the Bid Solicitation Agent to determine the Trading Price of the Securities beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Securities is greater than or equal to 97% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate. If the

Company does not so instruct the Bid Solicitation Agent to obtain bids when required, the Trading Price per $1,000 principal amount of Securities will be deemed to be less than 97% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on each day the Company fails to do so. If the Trading Price condition has been met the Company shall notify the Holders of the Securities in the manner provided in Section 1.06, the Trustee and the Conversion Agent. If, at any time after the Trading Price condition has been met, the Trading Price per $1,000 principal amount of Securities is greater than or equal to 97% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate the Company shall so notify the Holders of the Securities in the manner provided in Section 1.06, the Trustee and the Conversion Agent.

(iii) If, prior to the close of business on the Business Day immediately preceding April 15, 2029, the Company elects to:

(A) issue to all or substantially all holders of Common Stock rights entitling them to purchase, for a period expiring within 60 days after the date of the distribution, shares of Common Stock at less than the average of the Last Reported Sale Prices of a share of Common Stock for the 10 consecutive Trading-Day period ending on the Trading Day immediately preceding the announcement of such issuance; or

(B) distribute to all or substantially all holders of Common Stock assets, debt securities or rights to purchase securities of the Company, which distribution has a per share value, as reasonably determined by the Company’s Board of Directors, exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day preceding the declaration date for such distribution, then, in each case, the Company shall notify the Holders of the Securities, in the manner provided in Section 1.06, at least 30 Scheduled Trading Days prior to the Ex-Dividend Date for such distribution. Once the Company has given such notice, Holders may surrender Securities for conversion at any time until the earlier of 5:00 p.m., New York City time, on the Business Day immediately prior to such Ex-Dividend Date or the Company’s announcement that such distribution will not take place, even if the Securities are not otherwise convertible at such time.

(iv) If, prior to the close of business on the Business Day immediately preceding April 15, 2029, a transaction or event that constitutes a Fundamental Change or a Make-Whole Fundamental Change

occurs or is expected to occur, or if the Company is a party to a consolidation, merger, binding share exchange, or transfer or lease of all or substantially all of the Company’s assets, pursuant to which the Common Stock would be converted into cash, securities or other assets, Holders may surrender Securities for conversion at any time from, and including, the 30th Scheduled Trading Day prior to the anticipated effective date of such transaction to, and including, the 35th Trading Day following such effective date of such transaction or, if such transaction also constitutes a Fundamental Change and the Securities have become due and payable as provided in Article 8, until the close of business on the Business Day immediately preceding the date the Securities are due and payable. Unless the Company has provided notice pursuant to Section 4.01(b), the Company will notify the Holders and the Trustee, in the manner provided in Section 1.06, as promptly as practicable following the date the Company publicly announces such transaction, but in no event fewer than 30 Scheduled Trading Days prior to the anticipated effective date of such transaction and on or before the fifth Trading Day after the effective date of such transaction.

(v) If, prior to the close of business on the Business Day immediately preceding April 15, 2029, the Company calls any Securities for redemption, then Holders may surrender Securities for conversion at any time prior to the close of business on the second Business Day immediately preceding the Redemption Date, even if the Securities are not otherwise convertible at such time.

(b) Securities may not be converted after the close of business on the second Business Day immediately preceding May 15, 2029.

Section 5.02. Conversion Procedure.

(a) Each Security shall be convertible at the office of the Conversion Agent.

(b) In order to exercise the conversion privilege with respect to any interest in a Global Security, the Holder must complete the appropriate instruction form for conversion pursuant to the Depositary’s book-entry conversion program, furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or Conversion Agent, and pay the funds, if any, required by Section 2.03 and any transfer taxes, if required, pursuant to Section 5.08, and the Trustee or Conversion Agent must be informed of the conversion in accordance with customary practice of the Depositary. In order to exercise the conversion privilege with respect to any Physical Securities, the Holder of any such Securities to be converted, in whole or in part, shall:

(i) complete and manually sign the conversion notice provided on the back of the Security (the “Conversion Notice”) or facsimile of the Conversion Notice and deliver such notice, which is irrevocable, to the Conversion Agent;

(ii) surrender the Security to the Conversion Agent;

(iii) if required, furnish appropriate endorsements and transfer documents,

(iv) if required, pay all transfer or similar taxes; and

(v) make any payment required under Section 2.03.

The date on which the Holder satisfies all of the applicable requirements set forth above is the “Conversion Date.” The Trustee will, as promptly as possible, provide the Company with notice of any conversion exercises by Holders of which a Responsible Officer becomes aware.

(c) Each Conversion Notice shall state the name or names (with address or addresses) in which any certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued. All such Securities surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Securities, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or his duly authorized attorney.

(d) In case any Securities of a denomination greater than $1,000 shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Securities so surrendered, without charge to such Holder, new Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Securities.

Each conversion shall be deemed to have been effected as to any such Securities (or portion thereof) surrendered for conversion on the relevant Conversion Date, and with respect to any shares of Common Stock that are issuable upon such conversion: (i) if such conversion was subject to a Physical Settlement, the Person in whose name the certificate or certificates for such shares of Common Stock are registered, shall become the holder of record of such shares as of the close of business on the Conversion Date; and (ii) if such conversion was subject to a Net-Share Settlement, the Person in whose name the certificate or certificates for such shares of Common Stock are registered, shall become the holder of record of such shares as of the close of business on the last Trading Day of the related Observation Period; provided, however, that if such last Trading Day is a date when the stock transfer books of the Company shall be closed, the Person in whose name the certificate or certificates for such shares are to be issued shall be deemed to have become the Holder of record thereof for all purposes on the next day on which such stock transfer books are open.

(e) Upon the conversion of an interest in Global Securities, the Trustee (or other Conversion Agent appointed by the Company) shall make a notation on such Global Securities as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Securities effected through any Conversion Agent other than the Trustee.

(f) Notwithstanding the foregoing, a Security in respect of which a Holder has delivered a Purchase Notice exercising such Holder’s option to require the Company to purchase such Security may be converted only if such notice of exercise is withdrawn in accordance with Article 7 hereof prior to the close of business on the Business Day prior to the relevant Purchase Date.

Section 5.03. Payments Upon Conversion.

(a) Upon any conversion of any Security, the Company shall deliver to converting Holders, in respect of each $1,000 principal amount of Securities being converted, at the Company’s election (subject to the Company’s Physical Settlement Waiver), in full satisfaction of the Company’s conversion obligation, either (i) shares of Common Stock, together with cash in lieu of fractional shares, if any (a “Physical Settlement”), or (ii) a combination of cash and shares of Common Stock, together with cash in lieu of fractional shares, if any (a “Net-Share Settlement”), in each case, as set forth below. The Company shall give converting Holders irrevocable notice of the applicable Settlement Method no later than the Business Day following the Conversion Date, provided that (A) the Settlement Method applicable to conversions following a Redemption Notice shall be specified in such Redemption Notice and (B) the Settlement Method applicable to all conversions following April 15, 2029 shall be specified by separate notice to all Holders of Outstanding Securities on or prior to April 15, 2029. For any Conversion Dates on or after April 15, 2029, or on or after a Redemption Notice, the Settlement Method specified by the Company in the relevant notice shall apply to all conversions with Conversion Dates on or after April 15, 2029, or on or after a Redemption Notice, respectively. If the Company does not specify a Settlement Method, then the applicable Settlement Method shall be Physical Settlement. The Company may, in its discretion, elect to irrevocably waive its right to satisfy the Company’s conversion obligation by Physical Settlement (a “Physical Settlement Waiver”) by giving irrevocable notice to Holders, and such Physical Settlement Waiver shall apply to all conversions of Securities with a Conversion Date that is later than the date of such notice unless the Company has already specified the Settlement Method with respect to such Securities.

(b) If the Company has elected or is deemed to have elected a Physical Settlement with respect to any Securities tendered for conversion, the Company shall deliver, for each $1,000 principal amount of Securities, a number of shares of Common Stock equal to the Conversion Rate, together with cash in lieu of fractional shares. Except for conversions upon a Make-Whole Fundamental Change as provided in Section 5.03(g), the Company shall deliver such shares of Common Stock on the third Business Day following the Conversion Date.

(c) If the Company has elected or is deemed to have elected a Net-Share Settlement with respect to any Securities tendered for conversion, the Company shall deliver, for each $1,000 principal amount of Securities, the sum of the Daily Settlement Amounts for each of the 20 Trading Days during the relevant Observation Period.

“Observation Period” means (i) with respect to any Security converted prior to April 15, 2029, the 20 consecutive Trading-Day period beginning on and including the second Trading Day after the related Conversion Date and (ii) with respect to any Security converted on or after April 15, 2029 or on or after a date when the Company has given a Redemption Notice, the 20 consecutive Trading Days beginning on, and including, the 22nd Scheduled Trading Day immediately preceding May 15, 2029 or the Redemption Date, as applicable.

The “Daily Settlement Amount” for each of the 20 Trading Days during the Observation Period shall consist of:

(i) cash equal to the lesser of (x) one-twentieth of $1,000 and (y) the Daily Conversion Value, and

(ii) to the extent the Daily Conversion Value exceeds one-twentieth of $1,000, a number of shares of Common Stock (the “Daily Share Amount”) equal to (x) the difference between the Daily Conversion Value and one-twentieth of $1,000, divided by (y) the Daily VWAP for such day.

“Daily Conversion Value” means, for each of the 20 consecutive Trading Days during the Observation Period, one-twentieth of the product of (i) the Conversion Rate and (ii) the Daily VWAP of Common Stock on such Trading Day.

“Daily VWAP” means, for each of the 20 consecutive Trading Days during the Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “CSH <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for such purpose by the Company). The Daily VWAP will be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.

Except for conversions upon a Make-Whole Fundamental Change as provided in Section 5.03(g), the Company shall deliver the cash and shares of Common Stock on the third Business Day following the last day of the applicable Observation Period.

(d) Subject to Section 2.03, upon conversion, Holders shall not receive any separate cash payment for accrued and unpaid interest, unless such conversion occurs between a Record Date and the Interest Payment Date to which it relates.

(e) The Company shall not issue fractional shares of Common Stock upon conversion of Securities. If multiple Securities shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of stock would be issuable upon the conversion of any Securities, the Company shall make payment therefor in cash in lieu of fractional shares of Common Stock based on (i) if Physical Settlement applies, on the Last Reported Sale Price of the Common Stock on the relevant Conversion Date, and (ii) if Net-Share Settlement applies, the Daily VWAP of the Common Stock on the final Trading Day of the applicable Observation Period.

(f) Solely for purposes of determining (i) the holder of record in accordance with Section 2.03 and (ii) the payments and deliveries due upon conversion under this Section 5.03, and notwithstanding the definition of “Trading Day” contained in Section 1.01, “Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) trading in securities generally occurs on NYSE or, if the Common Stock is not then listed on NYSE, on the principal other United States national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a United States national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock (or other security for which a Daily VWAP must be determined) is not so listed or quoted, “Trading Day” means a Business Day.

(g) Upon surrender of Securities for conversion in connection with a Make-Whole Fundamental Change, the Company shall deliver shares of Common Stock or cash and shares of Common Stock, as described under this Section 5.03, at the increased Conversion Rate. However, if the consideration paid for the Common Stock in such Make-Whole Fundamental Change is composed entirely of cash, for any conversion of Securities following the Effective Date of such Make-Whole Fundamental Change, the Company’s conversion obligation shall be calculated based solely on the Stock Price for such Make-Whole Fundamental Change and shall be deemed to be an amount equal to the Conversion Rate (including any adjustment as described in Section 5.06 hereof) multiplied by such Stock Price. In such event, the Company’s conversion obligation shall be determined and paid to Holders solely in cash on the third Business Day following the relevant Conversion Date.

Section 5.04. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company will not make any adjustment if Holders of Securities participate, as a result of holding the Securities, in the transactions described without having to convert their Securities as if such Holders held the full number of shares of Common Stock underlying their Securities.

(a) If the Company, at any time or from time to time while any of the Securities are Outstanding, issues shares of its Common Stock as a dividend or distribution on shares of Common Stock, or if the Company effects a share split or share combination, then the Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0 x OS1
OS0

where

CR0	=	the Conversion Rate in effect immediately prior to the Ex-Dividend Date of such dividend or distribution, or the effective date of such share split or share combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the opening of business on such Ex-Dividend Date or effective date, as applicable;

OS0	=	the number of shares of Common Stock outstanding immediately prior to such Ex-Dividend Date or effective date, as applicable; and

OS1	=	the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such dividend, distribution, share split or share combination.

Such adjustment shall become effective immediately after the opening of business on the Ex-Dividend Date for such dividend or distribution, or the effective date for such share split or share combination. If any dividend or distribution of the type described in this Section 5.04(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

(b) If the Company, at any time or from time to time while any of the Securities are outstanding, issues to all or substantially all holders of the Common Stock any rights or warrants entitling them for a period of not more than 60 calendar days to subscribe for or purchase shares of Common Stock, at a price per share less than the average of the Last Reported Sale Prices of Common Stock for the 10 consecutive Trading-Day period ending on the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be adjusted based on the following formula:

CR1	=	CR0	x	OS0 + X
OS0 + Y

where

CR0	=	the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such issuance;

CR1	=	the Conversion Rate in effect immediately after the opening of business on such Ex-Dividend Date;

OS0	=	the number of shares of Common Stock Outstanding immediately prior to the opening of business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading-Day period ending on the Trading Day immediately preceding the date of announcement of the issuance of such rights or warrants.

To the extent such rights or warrants are not exercised prior to their expiration or termination, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if the date fixed for the determination of shareholders entitled to receive such rights or warrants had not been fixed. For the purposes of this Section 5.04(b) in determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than the average of the Last Reported Sale Prices of Common Stock for the 10 consecutive Trading-Day period ending on the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate exercise price payable for such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise thereof, with the value of such consideration, if other than cash, as shall be determined in good faith by the Board of Directors of the Company.

For the purposes of this Section 5.04(b) (and subject in all respects to Section 5.12), rights or warrants distributed by the Company to all holders of its Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (a “Trigger Event”): (1) are deemed to be transferred with such shares of Common Stock; (2) are not exercisable; and (3) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section

5.04(b), (and no adjustment to the Conversion Rate under this Section 5.04(b) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 5.04(b). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of Indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 5.04(b) was made, (1) in the case of any such rights or warrants which shall all have been redeemed or purchased without exercise by any Holders thereof, the Conversion Rate shall be readjusted upon such final purchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all applicable holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

(c) If the Company, at any time or from time to time while the Securities are outstanding, distributes shares of any class of Capital Stock of the Company, evidences of its Indebtedness, other assets or property of the Company or rights or warrants to acquire the Company’s Capital Stock or other Securities to all or substantially all holders of its Common Stock, excluding:

(i) dividends or distributions as to which an adjustment was effected pursuant to Section 5.04(a) and rights or warrants referred to in Section 5.04(b);

(ii) dividends or distributions paid exclusively in cash; and

(iii) Spin-offs to which provisions set forth below in this Section 5.04(c) shall apply;

then the Conversion Rate shall be adjusted based on the following formula:

CR1	=	CR0	x	SP0
SP0 - FMV

where

CR0	=	the Conversion Rate in effect immediately prior to the opening of business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the opening of business on such Ex-Dividend Date;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading-Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the Fair Market Value (as determined by the Board of Directors of the Company) of the shares of Capital Stock, evidences of Indebtedness, assets, property, rights or warrants distributed with respect to each Outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.

Such adjustment shall become effective immediately after the opening of business on the Ex-Dividend Date for such distribution. If the Board of Directors of the Company determines the Fair Market Value of any distribution for purposes of this Section 5.04(c) by reference to the actual or when-issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the average of the Last Reported Sale Prices of the Common Stock. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing adjustment, adequate provision shall be made so that each Securityholder shall receive on the date on which the relevant Capital Stock, evidences of Indebtedness, other assets or property of the Company or rights or warrants to acquire the Common Stock or other securities are distributed to holders of Common Stock, for each $1,000 principal amount of Securities, the amount of Capital Stock, evidences of Indebtedness, other assets or property of the Company or rights or warrants to acquire the Common Stock or other securities such Securityholder would have received on the record date for such distribution had such Securityholder owned a number of shares of Common Stock equal to the Conversion Rate as of the Ex-Dividend Date for such distribution.

With respect to an adjustment pursuant to this Section 5.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

CR1	=	CR0	x	FMV0 + MP0
MP0

where

CR0	=	the Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR1	=	the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock (determined for purposes of the definition of Last Reported Sale Price as if such Capital Stock or similar equity interest were Common Stock) over the first 10 consecutive Trading-Day period, and including, after the effective date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of Common Stock over the Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph will occur on the last day of the Valuation Period; provided that in respect of any conversion during the Valuation Period, references above with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the effective date of such Spin Off and the Conversion Date in determining the Conversion Rate.

If any dividend or distribution of the type described in this Section 5.04(c) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

(d) (i) If any cash dividend or other distribution in excess of the Company’s regular quarterly cash dividend of $0.035 (the “Initial Dividend Threshold”) is made to all, or substantially all, holders of Common Stock, the Conversion Rate shall be adjusted based on the following formula:

CR1	=	CR0	x	SP0
SP0 – C

where

CR0	=	the Conversion Rate in effect immediately prior to the opening of business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the opening of business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of a share of Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share the Company distributes to holders of Common Stock in excess of the Initial Dividend Threshold.

The Initial Dividend Threshold is subject to adjustment in a manner inversely proportional to adjustments to the Conversion Rate; provided that no adjustment will be made to the Initial Dividend Threshold for any adjustment made to the Conversion Rate under this clause (d)(i) or clause (d)(ii) below.

(ii) If any cash dividend or other distribution, other than regular quarterly cash dividends or distributions, is made to all, or substantially all, holders of Common Stock, the Conversion Rate shall be adjusted based on the following formula:

CR1	=	CR0	x	SP0
SP0 – C

where

CR0	=	the Conversion Rate in effect immediately prior to the opening of business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the opening of business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of a share of Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share the Company distributes to holders of Common Stock.

In the case of an adjustment pursuant to this Section 5.04(d), such adjustment shall become effective immediately after the opening of business on the Ex-Dividend Date for the relevant dividend or distribution; provided that, if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Last Reported Sale Price of a share of Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution, in lieu of the adjustment set forth in this Section 5.04(d) adequate provision shall be made so that each Securityholder shall have the right to receive on the date on which such cash dividend or distribution is distributed to holders of Common Stock, for each $1,000 principal amount of Securities, the amount of cash such Holder would have received had such Holder owned a number of shares equal to the Conversion Rate on the Ex-Dividend Date for such distribution.

If any dividend or distribution described in this Section 5.04(d) is declared but not so paid or made, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(e) If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for Common Stock to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price per share of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

CR1	=	CR0	x	AC + (SP1 x OS1)
OS0 x SP1

where

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the effective date of the adjustment;

CR1	=	the Conversion Rate in effect immediately after the close of business on the effective date of the adjustment;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors of the Company) paid or payable for shares purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires;

OS1	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading-Day period commencing on the Trading Day next succeeding the date such tender or exchange offer expires.

The adjustment to the Conversion Rate under this Section 5.04(e) shall occur at the close of business on the tenth Trading Day from, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion within 10 Trading Days immediately following, and including, the expiration date of any tender or exchange offer, references with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the expiration date of such tender or exchange offer and the Conversion Date in determining the Conversion Rate.

If the Company or one of its subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender or exchange offer, but the Company or such subsidiary is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

(f) “Ex-Dividend Date” shall mean the first date on which the shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance or distribution in question.

(g) For purposes of this Section 5.04, “record date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(h) The Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 Business Days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to this Section 5.04(h), the Company shall mail to Holders of record of the Securities a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(i) The Company may make such increases in the Conversion Rate, in addition to any adjustments required by Sections 5.04(a), 5.04(b), 5.04(c), 5.04(d), 5.04(e) or 5.04(h), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of shares (or rights to acquire shares) or from any event treated as such for income tax purposes.

(j) All calculations under this Article 5 shall be made by the Company and shall be made to the nearest cent (including, in the case of any adjustment to the Conversion Rate, the resulting adjustment to the Conversion Price) or to the nearest one-ten-thousandth of a share (with one-half of a cent or five one-hundred-thousandths rounded upward), as the case may be.

(k) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each Securityholder at such Holder’s last address appearing on the list of Securityholders provided for in Section 11.01, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(l) For purposes of this Section 5.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(m) Notwithstanding the foregoing, if the application of the foregoing formulas would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate shall be made (other than as a result of a share split or a share combination).

(n) Adjustments to the Conversion Rate will be calculated to the nearest 1/10,000th of a share, with five one-hundred-thousandths rounded upward (e.g., 0.76545 would be rounded up to 0.7655).

(o) Notwithstanding the Conversion Rate adjustment provisions in this Section 5.04, if any Conversion Rate adjustment becomes effective, or any Ex-Dividend Date relating to a required Conversion Rate adjustment occurs, during the period beginning on a Conversion Date and ending on the close of business on the last Trading Day of the corresponding Observation Period, if any, the Board of Directors shall make adjustments to the Conversion Rate or the amount of cash or number of shares of Common Stock issuable upon conversion of the Securities, as may be necessary or appropriate to effect the intent of the foregoing Conversion Rate adjustments to avoid unjust or inequitable results, as determined in good faith by the Board of Directors, so long as such adjustments benefit the Holders. Any adjustment made pursuant to this paragraph will apply in lieu of the adjustment or other term that would otherwise be applicable. In addition, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date as described above, and a Holder that has converted its Securities would become the record holder of shares of Common Stock as of the related Conversion Date based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 5.04, the Conversion Rate adjustment relating to such Ex-Dividend Date shall not be made for such converting Holder. Instead, such Holder shall be deemed to be the record owner of shares of Common Stock on an un-adjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

Section 5.05. Adjustments of Average Prices. Whenever a provision of this Indenture requires the calculation of an average of Last Reported Sale Prices or Daily VWAP over a span of multiple days, the Company will make appropriate adjustments to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, at any time during the period from which the average is to be calculated.

Section 5.06. Adjustments Upon Make-Whole Fundamental Changes.

(a) If a Make-Whole Fundamental Change occurs prior to May 15, 2014 and a Holder elects to convert its Securities in connection with such Make-Whole Fundamental Change, the Company shall, under certain circumstances, increase the Conversion Rate for the Securities so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”) as described below. A conversion of Securities shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the notice of conversion of the Securities is received by the Conversion Agent from, and including, the Scheduled Trading Day following the Effective Date of the Make-Whole Fundamental Change up to the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change (or, if following such Make-Whole Fundamental Change, which is a Fundamental Change, the Securities have become due and payable according to Article 8, until the close of business on the Business Day immediately preceding the date the Securities are due and payable).

(b) The number of Additional Shares by which the Conversion Rate will be increased will be determined by reference to the table attached as Schedule A hereto, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid per share of the Common Stock in the Make-Whole Fundamental Change. If the holders of the Common Stock receive only cash in such Make-Whole Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of Common Stock over the five Trading-Day period ending on the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change.

(c) The Stock Prices set forth in the first row of the table in Schedule A hereto shall be adjusted as of any date on which the Conversion Rate of the Securities is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in such table shall be adjusted in the same manner as the Conversion Rate as set forth in Section 5.04.

(d) The table in Schedule A hereto sets forth the hypothetical Stock Price, the Effective Date and the number of Additional Shares to be added to the Conversion Rate per $1,000 principal amount of Securities.

The exact Stock Prices and Effective Dates may not be set forth in the table in Schedule A, in which case:

(i) If the Stock Price is between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later dates, as applicable, based on a 365-day year.

(ii) If the Stock Price is greater than $80.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the table in Schedule A pursuant to clause (c)), no Additional Shares shall be added to the Conversion Rate.

(iii) If the Stock Price is less than $20.00 per share (subject to adjustments in the same manner as the Stock Prices as set forth in the table in Schedule A pursuant to clause (c), no Additional Shares shall be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the total number of shares of Common Stock issuable upon conversion exceed 50.0000 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustments in the same manner as the Conversion Rate as set forth in Section 5.04.

Section 5.07. Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale. If any of the following events occur:

(i) any recapitalization, reclassification or change of shares of Common Stock issuable upon conversion of the Securities (other than changes resulting from a subdivision or combination);

(ii) any consolidation, merger or combination involving the Company; or

(iii) any sale, lease or other transfer of all or substantially all of the consolidated properties and assets of the Company and its Subsidiaries to any other Person or any statutory share exchange in each case of clauses (i) – (iii) as a result of which the Common Stock would be converted into, or exchanged for stock, other securities or other property or assets (including cash or any combination thereof), then, at the effective time of such transaction, the right of a Holder to convert a Security will be changed into a right to convert such Security into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate prior to such transaction would have owned or been entitled to receive (the “Reference Property”) upon such transaction.

However, at and after the effective time of the transaction (x) the amount otherwise payable in cash upon conversion of the Securities as set forth in Section 5.03(c) will continue to be payable in cash, (y) the number of shares of Common Stock otherwise deliverable upon conversion of the Securities as set forth in Section 5.03(b) or Section 5.03(c) will instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have received in such transaction and (z) the Daily VWAP will be calculated based on the value of a unit of Reference Property that a holder of one share of Common Stock would have received in such transaction.

If the transaction causes the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the Reference Property into which the Securities will be convertible will be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of the Common Stock. The Company shall not become a party to any such transaction unless its terms are consistent with this Section 5.07.

The Company shall cause notice to be mailed to each Holder, at the address of such Holder as it appears on the register of the Securities maintained by the Security Registrar, within 20 days after execution thereof. The above provisions of this Section 5.07 shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances. If this Section 5.07 applies to any event or occurrence, Section 5.04 shall not apply.

Section 5.08. Taxes on Shares Issued. Any issue of stock certificates on conversions of Securities shall be made without charge to the converting Holder for any documentary, stamp or any similar issue or transfer tax in respect of the issue thereof, and the Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant hereto. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in any name other than that of the Holder of any Securities converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 5.09. Reservation of Shares; Shares to be Fully Paid; Compliance With Governmental Requirements; Listing of Common Stock. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to satisfy conversion of the Securities from time to time as such Securities are presented for conversion (assuming that, at the time of the computation of such number of shares or securities, all such Securities would be converted by a single Holder).

Before taking any action that would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Securities, the Company will take all corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Price.

The Company covenants that all shares of Common Stock that may be issued upon conversion of Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free from any tax, lien or charge (other than those created by the Holder).

The Company shall list or cause to have quoted any shares of Common Stock to be issued upon conversion of Securities on each national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

Section 5.10. Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Securityholder to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method(s) employed (or herein or in any supplemental indenture provided to be employed) in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Securities; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Securities for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 5. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall have any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into following any event referred to in Section 5.07 relating either to the kind or amount of shares of stock or securities or property (including cash or any combination thereof) receivable by Holders upon the conversion of their Securities after any event referred to in Section 5.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 10.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Section 5.11. Notice to Holders Prior to Certain Actions. Unless a notice has been provided under Section 5.01(a)(iii) or Section 5.01(a)(iv), as applicable, in case:

(a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 5.04; or

(b) the Company shall authorize the granting to the holders of all or substantially all of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants that would require an adjustment in the Conversion Rate pursuant to Section 5.04; or

(c) of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale, lease or transfer of all or substantially all of the assets of the Company; or

(d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in each case, the Company shall cause to be filed with the Trustee and the Conversion Agent and to be mailed to each Securityholder at such Holder’s address appearing on the list of Securityholders provided for in Section 11.01 of this Indenture, as promptly as practicable but in any event at least 30 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, lease, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

Section 5.12. Stockholder Rights Plan. Each share of Common Stock issued upon conversion of Securities pursuant to this Article 5 shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any stockholder rights plan adopted by the Company, as the same may be amended from time to time. If prior to any conversion, however, such rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights agreement, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all holders of the Common Stock, shares of the Company’s Capital Stock, evidences of indebtedness, assets, property, rights or warrants as described in Section 5.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 5.13. Company Determination Final. Any determination that the Company or the Board of Directors must make pursuant to this Article 5 shall be conclusive if made in good faith, absent manifest error.

ARTICLE 6

REDEMPTION OF THE SECURITIES

Section 6.01. Company’s Right To Redeem; Notices To Trustee. Prior to May 15, 2014, the Securities will not be redeemable at the Company’s option. Beginning on May 15, 2014, the Company, at its option, may redeem the Securities for cash at any time as a whole, or from time to time in part, at a redemption price (the “Redemption Price”) equal to 100% of the principal amount of the Securities to be redeemed plus accrued and unpaid interest, on the Securities to be redeemed to (but excluding) the Redemption Date; provided, however, that, if the Redemption Date falls after a Record Date and on or prior to the succeeding Interest Payment Date, the Redemption Price shall be equal to 100% of the principal amount of the Securities to be redeemed and interest shall be payable to the record Holder of the Security on the record date relating to such Interest Payment Date. If the Company elects to redeem Securities, it shall notify the Trustee in writing of the date of such redemption (the “Redemption Date”), the principal amount of Securities to be redeemed and the Redemption Price. The Company shall give the forgoing notice to the Trustee at least 45 days prior to the Redemption Date, unless a shorter period is satisfactory to the Trustee.

Section 6.02. Selection of Securities To Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that otherwise complies with the applicable procedures of the Depositary and applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate so long as such method is not prohibited by the rules of any stock exchange or quotation association on which the Securities or the Common Stock may then be traded or quoted. The Trustee shall make the selection from outstanding Securities not previously called for redemption. Securities and portions of Securities the Trustee selects shall be in principal amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company as promptly as practicable of the Securities or portions of Securities to be redeemed.

Securities and portions of Securities that are to be redeemed, pursuant to this Article 6, are convertible by the Holder thereof until the close of business on the second Business Day immediately preceding the Redemption Date, as set forth in Section 5.01(a)(v). If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be from the portion selected for redemption. Securities that have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

Section 6.03. Redemption Notice. At least 25 Scheduled Trading Days but not more than 90 days before a Redemption Date, the Company or, at the Company’s request, the Trustee (provided that the Company provided the notice specified in Section 6.01 to the Trustee not less than 45 days before the Redemption Date (unless the Trustee consents to a shorter period)) shall mail a notice of redemption (a “Redemption Notice”) by first-class mail, postage prepaid, to the Holders of each Security to be redeemed.

The Redemption Notice shall identify the Securities to be redeemed and shall state:

(a) the Redemption Date;

(b) the Redemption Price;

(c) the then existing Conversion Rate

(d) the applicable Settlement Method for all conversions from and after the Redemption Notice;

(e) the name and address of the Trustee, the Paying Agent and the Conversion Agent;

(f) that Securities called for redemption may be converted at any time before the close of business on the date that is one Business Day immediately prior to the Redemption Date;

(g) that Holders who want to convert their Securities must satisfy the requirements for conversion set forth in the Securities and this Indenture;

(h) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(i) if fewer than all of the outstanding Securities are to be redeemed, the certificate numbers, if any, and principal amounts of the particular Securities to be redeemed; and

(j) the CUSIP/ ISIN number(s) of the Securities.

At the Company’s request, the Trustee shall give the Redemption Notice in the Company’s name and at the Company’s expense, provided that the Company makes such request at least three Business Days prior to the date by which such Redemption Notice must be given to holders in accordance with this Section 6.03.

Section 6.04. Effect of Redemption Notice. Once the Redemption Notice is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the Redemption Notice except for Securities which are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price stated in the Redemption Notice.

Section 6.05. Deposit of Redemption Price. Prior to 11:00 a.m. (New York City time) on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary thereof is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. Subject to receipt of funds and/or Securities by the Paying Agent, payment for Securities surrendered for redemption will be made promptly after the later of (x) the Redemption Date with respect to such Security and (y) the time of delivery of such Security to the Paying Agent by the holder thereof, by mailing checks for the amount payable to the Holders of such Securities entitled thereto as they shall appear in the Securities Register, provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Securities pursuant to Section 5.01(a)(v). If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.

If the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to redeem on the Redemption Date all the Securities or portions thereof that are to be redeemed as of the Redemption Date, then on and after the Business Day following the Redemption Date (i) such Securities will cease to be outstanding, (ii) interest will cease to accrue on such Securities, and (iii) all other rights of the Holders of such Securities will terminate, whether or not book-entry transfer of the Securities has been made or the Securities have been delivered to the Trustee or Paying Agent, other than the right to receive the Redemption Price upon delivery of the Securities.

Section 6.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security in an authorized denomination equal in principal amount to the unredeemed portion of the Security surrendered. In the event of any redemption in part, the Company will not be required to (i) issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before any selection of Securities for redemption and ending at the close of business on the earliest date on which the relevant Redemption Notice is deemed to have been given to all Holders of Securities to be so redeemed, or (ii) register the transfer of or exchange any Security so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part.

Section 6.07. No Redemption Upon Acceleration. Notwithstanding the foregoing, the Company may not redeem the Securities if it failed to pay any interest, and such failure to pay is continuing, or if the principal amount of the Securities has been accelerated, and such acceleration has not been rescinded, on or prior to such Redemption Date.

ARTICLE 7

PURCHASE OF SECURITIES AT OPTION OF HOLDERS

Section 7.01. Purchase at Option of Holders.

(a) Securities shall be purchased by the Company at the option of the Holder for cash on May 15, 2014, May 15, 2019 and May 15, 2024, or the next Business Day after each such date if any such date is not a Business Day (each, a “Purchase Date”), at a purchase price (the “Purchase Price”) equal to 100% of the principal amount of the Securities to be purchased. The Company shall pay any accrued and unpaid interest, thereon to (but excluding) such Purchase Date to the Holders of such Securities on the Record Date immediately preceding such Purchase Date. Unless the Company has issued a Redemption Notice to redeem the Securities as set forth in Section 6.01, not later than 20 Business Days prior to any Purchase Date, the Company shall mail a notice (the “Company Notice”) by first class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law), and shall publish such Company Notice in a newspaper of general circulation in The City of New York or publish the information on the Company’s website or through such other public medium as the Company may use at that time. The Company Notice shall include a form of purchase notice to be completed by a Holder and shall state:

(i) the Purchase Price;

(ii) the name and address of the Trustee, the Paying Agent and the Conversion Agent;

(iii) the then existing Conversion Rate and that Securities as to which a Purchase Notice has been given may be converted if they are otherwise convertible only in accordance with Article 5 hereof and the terms of the Securities if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

(iv) that Securities must be surrendered to the Paying Agent to collect payment;

(v) that the Purchase Price for any Security as to which a Purchase Notice has been given and not withdrawn will be paid promptly following the later of the Purchase Date and the time of surrender of such Security as described in (iv);

(vi) the procedures the Holder must follow to exercise its purchase rights under this Section 7.01 and a brief description of those rights;

(vii) briefly, the conversion rights, if any, with respect to the Securities;

(viii) the procedures for withdrawing a Purchase Notice; and

(ix) the CUSIP/ ISIN number(s) of the Securities.

At the Company’s request, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

Purchases of Securities hereunder shall be made, at the option of the Holder thereof, upon:

(A) delivery to the Paying Agent by the Holder of a written notice of purchase (a “Purchase Notice”) during the period beginning at any time from the opening of business on the date that is 20 Business Days prior to the relevant Purchase Date until the close of business on the last Business Day prior to the Purchase Date stating:

(1) the certificate number of the Securities which the Holder will deliver to be purchased or the appropriate Depositary procedures if certificated Securities have not been issued for such Security,

(2) the portion of the principal amount of the Security which the Holder will deliver to be purchased, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000, and

(3) that such Security shall be purchased by the Company as of the Purchase Date pursuant to the terms and conditions specified in the Securities and in this Indenture;

provided, however, that if the Securities are not in certificated form, the notice must comply with appropriate Depositary procedures; and

(B) delivery of such Securities to the Paying Agent at any time after delivery of the Purchase Notice (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 7.01 only if the Securities so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice.

The Company shall purchase from the Holder thereof, pursuant to this Section 7.01, a portion of a Security, if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

Any purchase by the Company contemplated pursuant to the provisions of this Section 7.01 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Purchase Date and the time of delivery of the Security.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 7.01 shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the Business Day prior to the Purchase Date by delivery of a written notice of withdrawal to the Trustee (or other Paying Agent appointed by the Company) in accordance with Section 7.02 below.

The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

(b) Notwithstanding the foregoing, no Securities may be purchased by the Company at the option of the Holders if the principal amount of the Securities has been accelerated, and such acceleration has not been rescinded, on or prior to the Purchase Date.

Section 7.02. Withdrawal of Purchase Notice.

(a) A Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company) in accordance with the Purchase Notice at any time prior to the close of business on the Business Day prior to the Purchase Date, specifying:

(i) the certificate number, if any, of the Security in respect of which such notice of withdrawal is being submitted, or the appropriate Depositary information if the Security in respect of which such notice of withdrawal is being submitted is represented by a Global Security,

(ii) the principal amount of the Security with respect to which such notice of withdrawal is being submitted, and

(iii) the principal amount, if any, of such Security that remains subject to the original Purchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that if the Securities are not in certificated form, the notice must comply with appropriate Depositary Procedures.

Section 7.03. Deposit of Purchase Price.

(a) On or prior to the Purchase Date, the Company will deposit with the Trustee (or other Paying Agent appointed by the Company or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 2.06) an amount of money sufficient to purchase on the Purchase Date all of the Securities to be purchased on such date at the appropriate Purchase Price; provided that if such payment is made on the Purchase Date it must be received by the Trustee or Paying Agent, as the case may be, by 11:00 a.m. New York City time, on such date. Subject to receipt of funds and/or Securities by the Trustee (or other Paying Agent appointed by the Company), payment for Securities surrendered for purchase (and not withdrawn) prior to the close of business on the Business Day immediately preceding the Purchase Date will be made promptly after the later of (x) the Purchase Date with respect to such Security (provided the Holder has satisfied the conditions in Section 7.01) and (y) the time of delivery of such Security to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 7.01) by mailing checks for the amount payable to the Holders of such Securities entitled thereto as they shall appear in the Security Register, provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Purchase Price.

(b) If the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to purchase on the Purchase Date all the Securities or portions thereof that are to be purchased as of the Purchase Date, then on and after the Business Day following the Purchase Date (i) such Securities will cease to be outstanding, (ii) interest will cease to accrue on such Securities, and (iii) all other rights of the Holders of such Securities will terminate, whether or not book-entry transfer of the Securities has been made or the Securities have been delivered to the Trustee or Paying Agent, other than the right to receive the Purchase Price upon delivery of the Securities.

ARTICLE 8

EVENTS OF DEFAULT; REMEDIES

Section 8.01. Events of Default. “Event of Default,” wherever used herein, means any one of the following events:

(a) default in the payment of the principal amount on any Security at Stated Maturity or upon required purchase upon a redemption pursuant to Article 6 or a purchase at the option of the Holders pursuant to Article 7;

(b) default in the payment of interest on any Securities when due and payable and the default continues for a period of 30 days;

(c) default in the Company’s obligation to convert the Securities upon exercise of a Holder’s conversion rights in accordance with Article 5 hereof and the default continues for a period of five days following the scheduled settlement date for such conversion;

(d) failure by the Company to provide notice of the anticipated effective date of a Fundamental Change, the Fundamental Change Notice or notice to Holders required pursuant to Section 5.01(a)(iii), (iv) or (v), in each case on the date such notice is due;

(e) a Fundamental Change has occurred and 30 days shall have elapsed since the occurrence thereof;

(f) the Company fails to comply with its obligations pursuant to Section 9.01;

(g) default in the observance or performance of any covenant of the Company in this Indenture, and such default (subject to the provisions of Section 8.17) continues for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities a written notice, in each case received by the Company (and the Trustee, if applicable), specifying such default and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(h) default by the Company or any Subsidiary with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any Indebtedness for money borrowed in excess of $20 million (or its foreign currency equivalent) in the aggregate of the Company and/or any Subsidiary, whether such indebtedness now exists or shall hereafter be created (but excluding intercompany indebtedness) (i) resulting in such Indebtedness becoming or being declared due and payable and (ii) such acceleration shall not have been rescinded or annulled within 30 days after written notice of such failure from the Trustee or the Holders of at least 25% in principal amount of Securities then Outstanding has been received by the Company;

(i) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, (ii) a decree or order adjudging the Company or a Subsidiary of the Company as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or state law or (iii) appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of a Subsidiary of the Company of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

(j) the commencement by the Company or by a Subsidiary of the Company of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or of a Subsidiary of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of a Subsidiary of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or by a Subsidiary of the Company in furtherance of any such action; or

(k) a final judgment for the payment (not covered by insurance) of $20 million (or its foreign currency equivalent) or more rendered against the Company or any Subsidiary, which judgment is not discharged, bonded off or stayed within 90 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

Section 8.02. Acceleration of Maturity; Rescission and Annulment.

(a) Subject to Section 8.17, if an Event of Default (other than those specified in Section 8.01(i) and 8.01(j)) occurs and is continuing, other than an Event of Default relating to a Fundamental Change, which need not be continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities may (and the Trustee upon request of such Holders shall) declare the principal amount plus accrued and unpaid interest, on all the Outstanding Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount plus accrued and unpaid interest shall become immediately due and payable.

Notwithstanding the foregoing, in the case of an Event of Default specified in Section 8.01(i) or Section 8.01(j), the principal amount plus accrued and unpaid interest on all Outstanding Securities will ipso facto become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder.

(b) At any time after such a declaration of acceleration has been made, the Holders of a majority in aggregate principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences (other than with respect to an Event of Default under Sections 8.01(a), 8.01(b), 8.01(c) or 8.01(e)) if:

(i) such rescission and annulment will not conflict with any judgment or decree of a court of competent jurisdiction; and

(ii) all Events of Default, other than the non-payment of the principal amount plus accrued and unpaid interest on Securities that have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 8.12.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 8.03. Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if a Default is made in the payment of the principal amount plus accrued and unpaid interest at the Maturity thereof or in the payment of the Redemption Price or Purchase Price in respect of any Security, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities, and, in addition thereto, such further amounts required pursuant to Section 8.07.

If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy to collect the payment of the principal amount plus accrued but unpaid interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture. The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 8.04. Trustee May File Proofs of Claim. In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 10.07.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 8.05. Application of Money Collected. Any money collected by the Trustee pursuant to this Article 8 shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money to Holders, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 10.07;

SECOND: To the payment of the amounts then due and unpaid on the Securities for the principal amount, Redemption Price or Purchase Price or interest, as the case may be, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities; and

THIRD: To the payment of the remainder, if any, to the Company or any other Person lawfully entitled thereto.

Section 8.06. Limitation on Suits. No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder (other than in the case of an Event of Default specified in Section 8.01(a) or Section 8.01(b)), unless:

(i) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(ii) the Holders of at least 25% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to pursue such remedy in its own name as Trustee hereunder;

(iii) no direction, in the opinion of the Trustee, inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities;

(iv) such Holder or Holders have provided to the Trustee security or indemnity reasonably satisfactory to the Trustee against the expenses, losses and liabilities to be incurred in compliance with such request; and

(v) the Trustee for 60 days after its receipt of such notice, request and provision of adequate security or indemnity has failed to institute any such proceeding;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

Section 8.07. Unconditional Right of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal amount, Redemption Price or Purchase Price or accrued and unpaid interest in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities, and to convert the Securities in accordance with Article 5, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.

Section 8.08. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 8.09. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 2.12, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 8.10. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 8 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 8.11. Control by Holders. Subject to Section 10.03(d), the Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that:

(i) such direction shall not be in conflict with any rule of law or with this Indenture; and

(ii) the Trustee may refuse to follow any such direction that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability.

Section 8.12. Waiver of Past Defaults. The Holders of not less than a majority in principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past Default hereunder and its consequences, except a Default:

(i) Described in Section 8.01(a) or Section 8.01(b); or

(ii) in respect of a covenant or provision hereof which under Article 13 cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

Section 8.13. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, in either case in respect of the Securities, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorney’s fees and expenses, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant; but the provisions of this Section 8.13 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal amount on any Security on or after Maturity of such Security or the Redemption Price or Purchase Price.

Section 8.14. Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 8.15. Violations of Certain Covenants. A violation of Section 3.06 or any other covenant or agreement in this Indenture that expressly provides that a violation of such covenant or agreement shall not constitute an Event of Default may only be enforced by the Trustee by instituting a legal proceeding against the Company for enforcement of such covenant or agreement.

Section 8.16. Notice of Default. The Trustee may withhold notice to the Holders of the Securities of any Event of Default, except defaults in payment of principal amount or interest on the Securities when due or in the payment of any conversion, redemption or repurchase obligation, if and so long as a committee of the trust officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of the Securities.

Section 8.17. Alternative Remedy for Failure to Comply with Reporting Obligations in the Indenture. Notwithstanding anything to the contrary in this Indenture, to the extent elected by the Company in its sole discretion, the sole remedy for an Event of Default described in Section 8.01(g) above relating to the failure to comply with Section 3.06 hereof will for the first 365 days after the occurrence of such an Event of Default consist exclusively of the right to receive additional interest on the Securities equal to 0.50% of the principal amount of the Securities (the “Default Additional Interest”). This Default Additional Interest will be in addition to any Late Filing Additional Interest on the Securities that may accrue and will be payable on the same dates and in the same manner as interest accruing on the Securities. The Default Additional Interest will accrue on all outstanding Securities from and including the date on which an Event of Default relating to the failure to comply with Section 3.06 hereof, but not including, the 365th day thereafter (or such earlier date on which the Event of Default relating to the failure to comply with Section 3.06 shall have been cured or waived). On such 365th day (or earlier, if the Event of Default relating to the failure to comply with Section 3.06 is cured or waived prior to such 365th day), such Default Additional Interest will cease to accrue and, if the Event of Default relating to the failure to comply with Section 3.06 has not been cured or waived prior to such 365th day, the Securities will be subject to acceleration as provided in Section 8.02 hereof. The provisions of this paragraph will not affect the rights of Holders of Securities in the event of the occurrence of any other Event of Default. In the event the Company does not timely elect to pay the additional interest upon an Event of Default relating to the failure to comply with Section 3.06 in accordance with this paragraph, the Securities will be subject to acceleration as provided in Section 8.02 hereof. To make such election, the Company must notify the Holders, the Trustee and the Paying Agent of such election on or prior to the date such failure to comply with Section 3.06 becomes an Event of Default.

ARTICLE 9

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 9.01. Company May Consolidate, Etc., Only on Certain Terms. The Company shall not consolidate with or merge with or into any other Person or convey, transfer or lease all or substantially all its assets to another Person, unless:

(a) the resulting, surviving or transferee Person (if not the Company) (the “Successor Company”) shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of

Columbia, and the Successor Company (if not the Company) will expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the Company’s obligations under the Securities and this Indenture;

(b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing (other than the occurrence of a Fundamental Change);

(c) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 9; and

(d) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders or beneficial owners of the Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such transaction and will be subject to U.S. federal income tax in the same amount, in substantially the same manner and at the same times as would have been the case if the transaction had not occurred, except where any of the foregoing are subject to the indemnification provided for in Section 10.07 above.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries (other than to the Company or another Subsidiary), which, if such assets were owned by the Company, would constitute all or substantially all of the properties and assets of the Company and its Subsidiaries, taken as a whole, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The Successor Company formed by such consolidation or into which the Company is merged or the Successor Company to which such conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of a conveyance, transfer or lease of all or substantially all the Company’s assets (in which case the Company will not be discharged from the obligation to pay the principal amount of the Securities and interest, including any Additional Amounts) and except for obligations, if any, that the Company may have under a supplemental indenture, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities. Subject to Section 13.03, the Company, the Trustee and the Successor Company shall enter into a supplemental indenture to evidence the succession and substitution of such Successor Company and such discharge and release of the Company.

ARTICLE 10

THE TRUSTEE

Section 10.01. Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

(i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely as to the truth and accuracy of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate, and shall not be responsible for, the accuracy of any mathematical calculations or other facts stated therein);

(b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless the Trustee was negligent in ascertaining the pertinent facts;

(c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the Holders of not less than a majority in principal amount of the Securities at the time outstanding determined as provided in Section 1.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(d) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 10.01;

(e) the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any other paying agent or any records maintained by any co-registrar with respect to the Securities; and

(f) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 10.02. Notice of Defaults. The Trustee shall give the Holders notice of any Default hereunder within 15 days after the occurrence thereof; provided, that (except in the case of any Default in the payment of principal amount or interest on any of the Securities, Redemption Price or Purchase Price), the Trustee shall be protected in withholding such notice if and so long as a committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Securities.

Section 10.03. Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 10.01:

(a) the Trustee may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon or other paper or document (whether in its original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(c) the Trustee may consult with counsel of its own selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture, unless such Securityholders shall have provided to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby;

(e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney (at the reasonable expense of the Company and the Trustee shall incur no liability of any kind by reason of such inquiry or investigation);

(f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder;

(g) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(h) in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(i) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and the Indenture; and

(j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

Section 10.04. No Responsibility for Recitals, Etc. The recitals contained herein and in the Securities (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of any Securities or the proceeds of any Securities authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

Section 10.05. Trustee, Paying Agents, Conversion Agents or Security Registrar May Own Securities. The Trustee, any paying agent, any conversion agent or Security Registrar, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee, paying agent, conversion agent or Security Registrar.

Section 10.06. Monies to be Held in Trust. Subject to the provisions of Section 12.04, all monies and properties received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall have no liability for interest on any money received by it hereunder except as may be agreed in writing from time to time by the Company and the Trustee.

Section 10.07. Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to from time to time in writing between the Company and the Trustee, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its gross negligence, willful misconduct or bad faith. The Company also covenants to indemnify the Trustee (and all officers, directors and employees of the Trustee), in any capacity under this Indenture and its agents and any authenticating agent for, and to hold each of them harmless against, any and all loss, liability, claim or expense incurred without gross negligence, willful misconduct or bad faith on the part of the Trustee or such officer(s), director(s), employee(s) and agent(s) or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability in the premises. The obligations of the Company under this Section 10.07 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a lien prior to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities. The obligation of the Company under this Section 10.07 shall survive the satisfaction and discharge of this Indenture.

When the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 8.01(i) or (j) with respect to the Company occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 10.08. Officers’ Certificate as Evidence. Except as otherwise provided in Section 10.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee; provided that the Trustee shall examine such Officers’ Certificate to determine whether or not it conforms to the requirements of this Indenture.

Section 10.09. Conflicting Interests of Trustee. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

Section 10.10. Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 (or if such Person is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least $50,000,000). If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section 10.10 the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 10.10, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 10.

Section 10.11. Resignation or Removal of Trustee.

(a) The Trustee may at any time resign by giving written notice of such resignation to the Company and to the Holders of Securities. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment 60 days after the mailing of such notice of resignation to the Securityholders, the resigning Trustee may, upon ten business days’ notice to the Company and the Securityholders, appoint a successor identified in such notice or may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee, or, any Securityholder who has been a bona fide Holder of a Security or Securities for at least 6 months may, subject to the provisions of Section 8.13, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any of the following shall occur:

(i) the Trustee shall fail to comply with Section 10.09 after written request therefor by the Company or by any Securityholder who has been a bona fide Holder of a Security or Securities for at least 6 months; or

(ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 10.10 and shall fail to resign after written request therefor by the Company or by any such Securityholder; or

(iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 8.13, any Securityholder who has been a bona fide Holder of a Security or Securities for at least 6 months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee; provided, however, that if no successor Trustee shall have been appointed and have accepted appointment 60 days after either the Company or the Securityholders has removed the Trustee, the Trustee so removed may petition at its own expense any court of competent jurisdiction for an appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c) The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may at any time remove the Trustee and nominate a successor trustee which shall be deemed appointed as successor trustee unless, within ten days after notice to the Company of such nomination, the Company objects thereto, in which case the Trustee so removed or any Securityholder, or if such Trustee so removed or any Securityholder fails to act, the Company, upon the terms and conditions and otherwise as in Section 10.11(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 10.11 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 10.12.

Section 10.12. Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 10.11 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amount then due it pursuant to the provisions of Section 10.07, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Securities, to secure any amounts then due it pursuant to the provisions of Section 10.07.

No successor trustee shall accept appointment as provided in this Section 10.12 unless, at the time of such acceptance, such successor trustee shall be qualified under the provisions of Section 10.09 and be eligible under the provisions of Section 10.10.

Upon acceptance of appointment by a successor trustee as provided in this Section 10.12, the Company (or the former trustee, at the written direction of the Company) shall mail or cause to be mailed notice of the succession of such trustee hereunder to the Holders of Securities at their addresses as they shall appear on the Security Register. If the Company fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

Section 10.13. Succession by Merger, Etc. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including any trust created by this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, such corporation shall be qualified under the provisions of Section 10.09 and eligible under the provisions of Section 10.10.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee or any authenticating agent appointed by such successor trustee may authenticate such Securities in the name of the successor trustee; and in all such cases such certificates shall have the full force that is provided in the Securities or in this Indenture; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 10.14. Preferential Collection of Claims. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Company (or any such other obligor).

Section 10.15. Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Securities under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

ARTICLE 11

HOLDERS’ LISTS AND REPORTS BY TRUSTEE

Section 11.01. Company to Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee:

(i) semi-annually, not more than 15 days after each Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Record Date; and

(ii) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar; provided, however, that no such list need be furnished so long as the Trustee is acting as Security Registrar.

Section 11.02. Preservation of Information; Communications to Holders.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 11.01 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 11.01 upon receipt of a new list so furnished.

(b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

(c) Every Securityholder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

ARTICLE 12

SATISFACTION AND DISCHARGE

Section 12.01. Discharge of Indenture. When (a) the Company shall deliver to the Trustee for cancellation all Securities theretofore authenticated (other than any Securities that have been destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Securities not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable (whether at Stated Maturity, or on any Redemption Date or Purchase Date or upon conversion or otherwise) and the Company shall deposit with the Trustee, in trust, cash funds and shares of Common Stock sufficient to pay all amounts due and deliver all shares of Common Stock, as applicable, on all of such Securities (other than any Securities that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest due, accompanied, except in the event the Securities are due and payable solely in cash upon a Redemption Date or Purchase Date, by a verification report as to the sufficiency of the deposited amount from an independent certified accountant or other financial professional satisfactory to the Trustee, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of Securities, (ii) rights hereunder of Securityholders to receive payments of principal of and interest on, the Securities and the other rights, duties and obligations of Securityholders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (iii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel as required by Section 1.02 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Securities.

Section 12.02. Deposited Monies to be Held in Trust by Trustee. Subject to Section 12.04, all monies deposited with the Trustee pursuant to Section 12.01 shall be held in trust for the sole benefit of the Securityholders, and such monies shall be applied by the Trustee to the payment, either directly or through any paying agent (including the Company if acting as its own paying agent), to the Holders of the particular Securities for the payment of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest (including Redemption Price or Purchase Price).

Section 12.03. Paying Agent to Repay Monies Held. Upon the satisfaction and discharge of this Indenture, all monies then held by any paying agent of the Securities (other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such paying agent shall be released from all further liability with respect to such monies.

Section 12.04. Return of Unclaimed Monies. Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal of or interest (including Redemption Price or Purchase Price) on Securities and not applied but remaining unclaimed by the Holders of Securities for two years after the date upon which the principal of or interest (including Redemption Price or Purchase Price) on such Securities, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand and all liability of the Trustee shall thereupon cease with respect to such monies; and the Holder of any of the Securities shall thereafter look only to the Company for any payment that such Holder may be entitled to collect unless an applicable abandoned property law designates another Person.

Section 12.05. Reinstatement. If the Trustee or the paying agent is unable to apply any money in accordance with Section 12.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 until such time as the Trustee or the paying agent is permitted to apply all such money in accordance with Section 12.02; provided, however, that if the Company makes any payment of interest on or principal (including Redemption Price or Purchase Price) of any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or paying agent.

ARTICLE 13

SUPPLEMENTAL INDENTURES

Section 13.01. Supplemental Indentures Without Consent of Holders. The Company and the Trustee may modify or amend this Indenture or the Securities without the consent of any Securityholder to:

(i) add guarantees with respect to the Securities or secure the Securities;

(ii) provide for the assumption by a Successor Company of the Company’s obligations to the Holders of Securities in the case of a merger, consolidation, conveyance, transfer, sale or lease pursuant to Article 9 or Section 5.07 hereof;

(iii) surrender any right or power herein conferred upon the Company;

(iv) to add to the covenants or Events of Defaults of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company;

(v) cure any ambiguity or to correct or supplement any provision herein which may be inconsistent with any other provision herein;

(vi) establish the terms or form of Securities (substantially in the form of Exhibit A);

(vii) evidence and provide for the acceptance of the appointment under this Indenture of a successor Trustee in accordance with the terms of this Indenture;

(viii) to provide for uncertificated Securities in addition to or in place of Physical Securities; provided that such uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

(ix) to conform this Indenture and the form or terms of the Securities to the section entitled “Description of Notes” as set forth in the final offering memorandum related to the Securities dated May 13, 2009; or

(x) make other changes to this Indenture or forms or terms of the Securities so long as no such change individually or in the aggregate with all other such changes has or will have a material adverse effect on the interests of the Holders of the Securities.

Section 13.02. Supplemental Indentures With Consent of Holders. Except as provided below in this Section 13.02 and in Section 13.01, this Indenture or the Securities may be amended, modified or supplemented, and noncompliance in any particular instance with any provision of this Indenture or the Securities may be waived, in each case with the written consent of the Holders of at least a majority of the principal amount of the Securities at the time outstanding.

Without the written consent or the affirmative vote of each Holder of Outstanding Securities affected thereby, an amendment, supplement or waiver under this Section 13.02 may not:

(i) reduce the principal amount of or change the Stated Maturity of any Security;

(ii) reduce the rate of accrual for, or extend the time for payment of interest on any Security;

(iii) reduce the Redemption Price or Purchase Price, or change the time at which or circumstances under which the Securities may or shall be redeemed or repurchased;

(iv) impair the right of any Holder to institute suit for the enforcement of any payment on or with respect to any Security;

(v) change the currency in which any Security or interest, or the Redemption Price or Purchase Price is payable;

(vi) impair the right of the Holders of the Securities to convert any Security as provided in Article 5 or reduce the number of shares of Common Stock or other consideration due upon conversion, except as otherwise permitted pursuant to Article 9 or Section 5.07 hereof;

(vii) modify the redemption provisions in Article 6 in a manner materially adverse to the Holders;

(viii) reduce the quorum or voting requirements under the Indenture;

(ix) change the Company’s obligation to maintain an office or agency in the places and for the purposes specified in this Indenture;

(x) amend or modify any of the provisions of this Section 13.02, or reduce the percentage of the aggregate principal amount of outstanding Securities required to amend, modify, supplement or waive a provision of the Indenture or the Securities, except to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby;

(xi) change the ranking of the Securities;

(xii) reduce the percentage of the aggregate principal amount of the outstanding Securities the consent of whose Holders is required for any such supplemental indenture entered into in accordance with this Section 13.02 or the consent of whose Holders is required for any waiver provided for in this Indenture; or

(xiii) make any change that adversely affects the conversion rights of any Securities.

It shall not be necessary for any Act of Holders under this Section 13.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 13.03. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article 13 or the modifications thereby of the trusts created by this Indenture, the Trustee shall be provided with, and (subject to Section 10.01) shall be fully protected and indemnified by the Company in relying upon, in addition to the documents required by Section 1.02, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. Subject to the preceding sentence, the Trustee shall sign such supplemental indenture if the same does not adversely affect the Trustee’s own rights, duties or immunities under this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 13.04. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article 13, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Securityholder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 13.05. Reference in Securities to Supplemental Indentures. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 13 shall bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

Section 13.06. Notice to Holders of Supplemental Indentures. The Company shall cause notice of the execution of any supplemental indenture to be mailed to each Securityholder, at his address appearing on the Security Register provided for in this Indenture, within 20 days after execution thereof. Failure to deliver such notice, or any defect in such notes, shall not affect the legality or validity of such supplemental indenture.

ARTICLE 14

MISCELLANEOUS

Section 14.01. Communication by Holders with other Holders. Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Security Registrar and anyone else shall have the protection of TIA § 312(c).

Section 14.02. When Securities Are Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

Section 14.03. Rules by Trustee, Paying Agent and Security Registrar. The Trustee may make reasonable rules for action by, or a meeting of, Holders. The Security Registrar and the Paying Agent may make reasonable rules for their functions.

Section 14.04. Successors. All agreements of the Company in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 14.05. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

Section 14.06. Calculations. Except as otherwise provided herein, the Company will be responsible for making all calculations called for under the Indenture and the Securities. The Company will make all such calculations in good faith and, absent manifest error, its calculations will be final and binding on Holders. The Company will provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will deliver a copy of such schedule to any Holder upon the request of such Holder.

Section 14.07. Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTION CONTEMPLATED THEREBY.

Section 14.08. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

[Remainder of the page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

CASH AMERICA INTERNATIONAL, INC.

By:	/s/ Daniel R. Feehan
Name:	Daniel R. Feehan
Title:	Chief Executive Officer and President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Patrick T. Giordano
Name:	Patrick T. Giordano
Title:	Vice President

SCHEDULE A

Make-Whole Table

The following table sets forth the number of Additional Shares to be added to the Conversion Rate per $1,000 principal amount of Securities pursuant to Section 5.06 of this Indenture:

	Stock Price
Effective Date	$20.00	$22.50	$25.50	$30.00	$35.00	$40.00	$50.00	$60.00	$70.00	$80.00

May 19, 2009	10.784	8.937	7.340	5.717	4.542	3.743	2.735	2.131	1.727	1.438
May 15, 2010	10.784	8.541	6.872	5.224	4.070	3.310	2.385	1.848	1.496	1.246
May 15, 2011	10.784	7.866	6.130	4.483	3.390	2.704	1.913	1.475	1.194	0.996
May 15, 2012	10.784	7.299	5.373	3.655	2.612	2.013	1.386	1.066	0.866	0.726
May 15, 2013	10.784	6.515	4.206	2.393	1.496	1.081	0.726	0.565	0.465	0.393
May 15, 2014	10.784	5.229	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000

EXHIBIT A

[FORM OF FACE OF GLOBAL SECURITY]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

NEITHER THIS SECURITY NOR THE SHARES OF COMMON STOCK ISSUABLE ON CONVERSION OF THIS SECURITY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR THE SHARES OF COMMON STOCK ISSUABLE ON CONVERSION OF THIS SECURITY, NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)) (A “QUALIFIED INSTITUTIONAL BUYER”); (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY OR ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY, PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS SECURITY UNDER RULE 144(d) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), ONLY (A) TO CASH AMERICA INTERNATIONAL, INC. (THE “ISSUER”), (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER), (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE UNDER RULE 144A, IN COMPLIANCE WITH RULE 144A TO A PERSON

IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (D) UNDER THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER UNDER CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED ON THE EARLIER OF (1) THE 365TH DAY AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE SECURITIES, (2) THE TRANSFER OF THIS SECURITY UNDER CLAUSE 2(B) ABOVE OR (3) ON ANY TRANSFER OF THIS SECURITY UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION).]

[FORM OF FACE OF CERTIFICATED SECURITY]

[NEITHER THIS SECURITY NOR ANY SHARES OF COMMON STOCK ISSUABLE ON CONVERSION OF THIS SECURITY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY SHARES OF COMMON STOCK ISSUABLE ON CONVERSION OF THIS SECURITY, NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)) (A “QUALIFIED INSTITUTIONAL BUYER”); (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY OR ANY COMMON STOCK ISSUABLE ON CONVERSION OF THIS SECURITY, PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS SECURITY UNDER RULE 144(d) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), ONLY (A) TO CASH AMERICA INTERNATIONAL, INC. (THE “ISSUER”) OR A SUBSIDIARY THEREOF, (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER), (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE UNDER RULE 144A, IN COMPLIANCE WITH RULE 144A TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (D) UNDER THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER UNDER CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED ON THE EARLIER OF (1) THE 365TH DAY AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE SECURITIES, (2) THE TRANSFER OF THIS SECURITY UNDER CLAUSE 2(B) ABOVE OR (3) ON ANY TRANSFER OF THIS SECURITY UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION).]

CASH AMERICA INTERNATIONAL, INC.

No.	$

5.25% Convertible Senior Note due 2029

CUSIP No.: 14754D AC4

ISIN Number: US14754DAC48

Cash America International, Inc., a Texas corporation, promises to pay to [Cede & Co., or its registered assigns]1, the principal sum of                      Dollars, [as revised by the Schedule of Increases or Decreases in Global Security attached hereto,]2 on May 15, 2029.

Interest Payment Dates: May 15 and November 15.

Interest Record Dates: May 1 and November 1.

Reference is made to the further provisions of this Security set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Security the right to convert this Security into Common Stock or a combination of cash and Common Stock, on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

[1]	Use bracketed language for a Global Security.
[2]	Use bracketed language for a Global Security.

IN WITNESS WHEREOF, the Company has caused this Security to be duly executed.

CASH AMERICA INTERNATIONAL, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee, certifies that this Security is one of the Securities described in the within-named Indenture.

By:
Authorized Officer

[FORM OF REVERSE OF NOTE]

CASH AMERICA INTERNATIONAL, INC.

5.25% Convertible Senior Note due 2029

1.	Interest

(a) CASH AMERICA INTERNATIONAL, INC., a Texas corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate of 5.25% per annum. The Company will pay interest semiannually on May 15 and November 15 of each year, commencing on November 15, 2009. Interest on the Security will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 19, 2009. Interest will be computed on the basis of a 360-day year of twelve 30-day months. If a payment date is not a Business Day, payment will be made on the next succeeding Business Day, and no additional interest will accrue in respect of such payment by virtue of the payment being made on such later date.

(b) The Holder of this Security is entitled to Additional Interest as set forth in the Indenture.

(c) The Company will pay interest on overdue principal, and, to the extent lawful, on overdue interest, in each case at a rate of 5.25% per annum. Interest not paid when due and any interest on principal or interest not paid when due will be paid to Holders on a special record date, which will be the 15th day preceding the date fixed by the Company for the payment of such interest, whether or not such day is a Business Day. At least 15 days before a special record date, the Company will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.

2.	Paying Agent, Registrar and Conversion Agent

Initially, Wells Fargo Bank, National Association, a national banking association (the “Trustee”), will act as Paying Agent, Registrar and Conversion Agent. The Company may appoint and change any Paying Agent, Registrar or co-registrar or Conversion Agent without notice. The Company may act as Paying Agent, Registrar or co-registrar, or Conversion Agent.

3.	Indenture

The Company issued the Securities under an Indenture dated as of May 19, 2009 (the “Indenture”), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture for a statement of those terms.

This Security is one of the Securities referred to in the Indenture issued in an initial aggregate principal amount of $115 million. Additional Securities may be issued in accordance with the Indenture. The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of the property of the Company.

4.	Conversion

Upon the occurrence of certain events specified in the Indenture and in compliance with the provisions of the Indenture, on or prior to the close of business on the second Business Day immediately preceding the Maturity Date of this Security, the Holder hereof has the right, at its option, to convert each $1,000 principal amount of this Security into Common Stock or a combination of cash and Common Stock, determined as set forth in the Indenture, based on an initial Conversion Rate of 39.2157 shares of Common Stock per $1,000 principal amount of Securities, as the same may be adjusted pursuant to the terms of the Indenture.

5.	Denominations, Transfer, Exchange

The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Securityholder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Securityholder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture.

6.	Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

7.	Defaults and Remedies

If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing (other than an Event of Default relating to a Fundamental Change, which need not be continuing), the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company or any of its Subsidiaries occurs, the principal of and interest on all the Securities will become immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholder.

8.	No Recourse Against Others

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

9.	Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

10.	Abbreviations

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

11.	GOVERNING LAW

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

12.	CUSIP and ISIN Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Securities Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Securities and has directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL SECURITY3

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Security	Amount of increase in principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

[3]	For Global Securities only.

[FORM OF NOTICE OF CONVERSION]

To: Cash America International, Inc.

The undersigned registered owner of this Security hereby irrevocably exercises the option to convert this Security, or the portion thereof (which is $1,000 or a multiple thereof) below designated, into, shares of Common Stock of Cash America International, Inc. or a combination of cash and shares of Common Stock of Cash America International, Inc., in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon such conversion and/or the check in payment for cash deliverable upon conversion or for fractional shares and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. If shares or any portion of this Security not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Security.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

Fill in the registration of shares of Common Stock, if any, if to be issued, and Securities, if any, to be delivered, and the person to whom cash, if any, and payment for fractional shares, if any, is to be made, if, other than to and in the name of the registered Holder:

Please print name and address

(Name)

(Street Address)

(City, State and Zip Code)

Principal amount to be converted (if less than all, must be $1,000 or whole multiples thereof):

$

Social Security or Other Taxpayer Identification Number:

NOTICE: The signature on this Conversion Notice must correspond with the name as written upon the face of the Securities in every particular without alteration or enlargement or any change whatever.

[FORM OF PURCHASE NOTICE]

To: Cash America International, Inc.

The undersigned registered owner of this Security hereby requests and instructs Cash America International, Inc. (the “Company”) to repay the entire principal amount of this Security, or the portion thereof (which is $1,000 principal amount or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security to the registered Holder hereof.

In the case of Physical Securities, the certificate numbers of the Securities to be purchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

principal amount to be repaid (if less than all): $ ,000

NOTICE: The signature on the Purchase Notice must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatever.

[FORM OF ASSIGNMENT AND TRANSFER]

For value received                      hereby sell(s), assign(s) and transfer(s) unto                      (Please insert social security or Taxpayer Identification Number of assignee) the within Security, and hereby irrevocably constitutes and appoints                                               attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated:

Signature(s)

Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:

(i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP) or (iv) another guarantee program acceptable to the Trustee.

Signature Guarantee

EXHIBIT B

[FORM OF RESTRICTIVE LEGEND FOR COMMON STOCK ISSUED UPON CONVERSION]

[THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY, NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (1) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS SECURITY UNDER RULE 144(d) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), ONLY (A) TO CASH AMERICA INTERNATIONAL, INC. (THE “ISSUER”), (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER) OR (C) UNDER THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER UNDER CLAUSE (C) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM; AND (2) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED ON THE EARLIER OF (1) THE 365TH DAY AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE SECURITIES, (2) THE TRANSFER OF THIS SECURITY UNDER CLAUSE 1(B) ABOVE OR (3) ON ANY TRANSFER OF THIS SECURITY UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION).]

B-1